UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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3D SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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333 Three D Systems Circle
Rock Hill, SC 29730
April 11, 2022
Dear Fellow Stockholder:
You are cordially invited to join us at the Annual Meeting of Stockholders of 3D Systems Corporation to be conducted online on Tuesday, May 24, 2022, starting at 2:30 p.m., Eastern Time. In response to continued public health concerns related to the COVID-19 pandemic and to support the health and well-being of our stockholders and other meeting participants, the Annual Meeting will be held in a virtual meeting format only. During the virtual annual meeting, stockholders will be able to listen, vote, and submit questions from their home or any remote location with internet connectivity. Information on how to participate in this year’s virtual annual meeting can be found on page 3 of the accompanying Proxy Statement.
At the meeting, stockholders will vote on the following items:
•	The election of the 10 directors named in the Proxy Statement;
•	The approval, on an advisory basis, of the compensation paid to our named executive officers;
•	The approval of the amendment and restatement of the 2015 Incentive Plan which, among other things, increases the number of shares reserved for issuance thereunder by 6,935,000 shares; and
•	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2022.
In addition, stockholders will consider and act upon any other matters that may be properly brought before the Annual Meeting or at any adjournments or postponements thereof. If you were a stockholder at the close of business on March 28, 2022, you are eligible to vote at the Annual Meeting.
We encourage you to participate in the Annual Meeting so that we can review the past year with you, listen to your suggestions, and answer any questions that you may have. Whether or not you plan to participate in the Annual Meeting, please vote your shares as soon as possible so that your vote will be counted.
On behalf of 3D Systems Corporation and your Board of Directors, we thank you for your continued support.
Sincerely,

Dr. Jeffrey A. Graves
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF 3D SYSTEMS CORPORATION
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of 3D Systems Corporation, a Delaware corporation (the “Company,” “3D Systems,” “we,” and “us”), will be held:
When:	Tuesday, May 24, 2022, at 2:30 p.m., Eastern Time.
Where:
The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/DDD2022. To participate, you will need the 16-digit control number provided on your proxy card or voting instruction form.

Why:
Stockholders are being asked to vote on the four agenda items described below and to consider any other business properly brought before the Annual Meeting and any adjournment or postponement of the meeting.

•	The election of the 10 directors named in the accompanying Proxy Statement;
•	The approval, on an advisory basis, of the compensation paid to our named executive officers;
•	The approval of the amendment and restatement of the 2015 Incentive Plan which, among other things, increases the number of shares reserved for issuance thereunder by 6,935,000 shares; and
•	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2022.
Stockholders of record at the close of business on March 28, 2022, are entitled to notice of, to attend, and to vote at the Annual Meeting. On or about April 11, 2022, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”), and proxy card are being mailed or made available to stockholders.
We encourage you to vote on the proposals to be considered at the Annual Meeting electronically by using the website that hosts our Proxy Statement and 2021 Annual Report as described on the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). If you have requested delivery of a printed version of the materials, you will receive a proxy card that you may use to vote your shares. You may also vote by telephone as set forth on the Notice of Internet Availability, your proxy card, or any voting instruction form provided to you.
Regardless of whether you plan to participate in the Annual Meeting, we encourage you to vote your shares electronically on the internet, by telephone, or by proxy card. Please vote today to ensure that your votes are counted.
If you participate in the Annual Meeting, you will be able to vote your shares electronically during the Annual Meeting if you so desire, even if you previously voted. See page 3 of this Proxy Statement for additional details on how to participate in the meeting.
By Order of the Board of Directors
Rock Hill, South Carolina April 11, 2022

Andrew M. Johnson Secretary
Important Information Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders
This Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com

i

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2022
RECORD DATE, VOTING SECURITIES AND QUORUM
The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 28, 2022.
Our common stock, par value $0.001 per share (the “Common Stock”), is our only outstanding class of voting securities. As of the record date for the Annual Meeting, there were 130,356,063 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.
Holders of record of shares of our Common Stock outstanding as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.
A majority of the shares of Common Stock outstanding on the record date that are present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.
Stockholders who participate in the virtual Annual Meeting will be deemed present in person at the meeting.
HOW TO VOTE
Voting your shares is important to ensure that we get the minimum quorum required to hold and conduct business at the Annual Meeting. Your affirmative participation in the voting process also helps us avoid the need and the added expense of having to contact you to solicit your vote and helps us avoid the need to reschedule the Annual Meeting. We hope that you will exercise your legal rights and fully participate in our future.
We encourage you to review this Proxy Statement and our 2021 Annual Report before you cast your vote. Whether you are a stockholder of record or a street-name holder (each discussed below), you may vote any shares of Common Stock that you are entitled to vote:
•	electronically on the internet;
•	by using a toll-free telephone number furnished to you (up until 11:59 p.m., Eastern Time, on Monday, May 23, 2022, the business day prior to the Annual Meeting); or
•	by mail using a proxy card or voting instruction form furnished to you.
Stockholders of Record
You are considered to be a stockholder of record of each share of Common Stock that is registered in your name on the records of our transfer agent. In this Proxy Statement, we refer to these stockholdings as “record holdings” and to you as a “record holder.” If you are a record holder, we will send you a Notice of Internet Availability. Please follow the instructions in the Notice of Internet Availability to vote.
Street-Name Holders
If you hold your shares in a brokerage account or bank or through another nominee holder, your broker, bank, or other nominee is considered to be the record holder of those shares, and you are considered the “beneficial owner” of shares held in “street-name.” As a beneficial owner, you generally have the right to instruct your broker, bank, or other nominee how to vote your shares. In this Proxy Statement, we refer to these stockholdings as “street-name holdings” and to you as a “street-name holder.”

You should expect your broker, bank, or other nominee to send you a voting instruction form either by regular mail or by email. Your broker, bank, or other nominee is required to vote your shares pursuant to your instructions. In limited circumstances, your broker, bank, or other nominee may, but is not required to, vote your shares in the absence of specific voting instructions from you for matters that are considered “routine.” We understand that the ratification of the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for 2022 is the only “routine” proposal on which stockholders are being asked to vote at the Annual Meeting. Accordingly, if you do not give voting instructions to your broker, bank, or other nominee, it will be entitled to vote your shares in its discretion on the ratification of the appointment of BDO; however, the nominee will not vote your shares in connection with (i) the election of directors, (ii) the advisory vote on the compensation of our named executive officers, or (iii) the approval of the amendment and restatement of the 2015 Incentive Plan.
Accordingly, street-name holders need to be mindful of the following:
•
For your vote to be counted with respect to each of the proposals, except the ratification of BDO’s appointment, you will need to communicate your voting instructions to your broker, bank, or other nominee before the date of our Annual Meeting.

•
You may also give your broker, bank, or other nominee instructions on voting your shares as to the ratification of BDO’s appointment. If you provide no instructions, the nominee may, but is not required to, exercise its discretion in voting on the ratification of the appointment of BDO as our independent registered public accounting firm for 2022.

•	If your broker, bank, or other nominee exercises that discretion, your shares will be treated as present at the Annual Meeting for all quorum purposes.
To ensure that you as a street-name holder can participate in our upcoming Annual Meeting, please review our proxy materials and follow the instructions for voting your shares on the voting instruction form that you will be receiving from your broker, bank, or other nominee.
For a discussion of the mechanics of each of these means of voting, please see “How to Cast Your Vote if You are a Stockholder of Record,” “How to Cast Your Vote if You are a Street-Name Holder,” “Voting During the Annual Meeting,” and “Other Voting and Stockholder Matters” below.
VOTING MATTERS
Once a quorum of the shares entitled to vote is present in person or represented by proxy at the Annual Meeting, the votes required to approve the matters to be considered at the Annual Meeting are as follows:
•	Election of Directors. Each director is elected by the affirmative vote of the majority of the votes cast for such director at the Annual Meeting.
•
Advisory Vote on the Compensation of Our Named Executive Officers. The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon is required to approve this matter.

•
Approval of the Amendment and Restatement of the 2015 Incentive Plan. The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon is required to approve this matter.

•
Ratification of Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon is required to approve this matter.

If you specify how your shares are to be voted on a matter, the shares represented by your proxy or other voting instructions will be voted in accordance with your instructions. If you are a stockholder of record and you do not give specific voting instructions, but you otherwise sign, date, and grant a valid proxy, your shares will be voted as follows:
•	FOR the election of the 10 nominees for director named below;
•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	FOR the approval of the amendment and restatement of the 2015 Incentive Plan, which would, among other things, increase the number of shares reserved for issuance thereunder by 6,935,000 shares; and
•	FOR the ratification of the selection of BDO as our independent registered public accounting firm for 2022.
We do not know of any other matters to be presented for consideration at the Annual Meeting. However, if any other matters are properly presented for consideration, the proxy holders will vote your shares on those matters in accordance with the recommendations of the Board of Directors (the “Board of Directors” or “Board”). If the Board of Directors does not make a recommendation on any such matters, the proxy holders will be entitled to vote in their discretion on those matters.
INSTRUCTIONS FOR ATTENDING AND PARTICIPATING IN THE VIRTUAL ANNUAL MEETING
This year our Annual Meeting will once again be a completely virtual meeting. We are not hosting the meeting at a physical location this year as a precaution due to continued concerns regarding the COVID-19 pandemic. The meeting will only be conducted via live webcast.
Stockholders at the close of business on March 28, 2022, will be able to attend the Annual Meeting and to vote and submit questions virtually on the internet during the meeting. The meeting will begin promptly at 2:30 p.m., Eastern Time, on May 24, 2022, at www.virtualshareholdermeeting.com/DDD2022. We encourage you to access the Annual Meeting prior to the start time to allow ample time for check in. To log in, you will need the 16-digit control number provided on your Notice of Internet Availability, proxy card, or voting instruction form.
Once a quorum of the shares entitled to vote is present in person or represented by proxy at the Annual Meeting, the matters discussed above in “Voting Matters” will be considered. Questions pertinent to meeting matters will be answered during the meeting subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and, therefore, will not be answered.
If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.

CORPORATE GOVERNANCE AT 3D SYSTEMS
Role of the Board of Directors
Our Board oversees the management of the Company’s business and affairs. Stockholders elect the members of the Board to act on their behalf and to oversee their interests. Unless reserved to the stockholders under applicable law or our Amended and Restated Bylaws (“Bylaws”), all corporate authority resides in the Board as the representative of the stockholders. The Board selects and appoints executive officers to manage the day-to-day operations of the Company, while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including our Corporate Governance Guidelines and the Company’s Code Conduct and Code of Ethics, at least annually and makes changes as necessary. The Corporate Governance Guidelines and the Code of Conduct and Code of Ethics, along with all committee charters, are available in the Governance section of the Company’s website as described in “Availability of Information” on page 15.
Corporate Governance Guidelines
Our Board of Directors is committed to sound and effective corporate governance practices, to exercising its oversight responsibilities diligently with respect to our business and affairs consistent with the highest principles of business ethics, and to meeting the corporate governance requirements that apply to us. We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We regularly review and consider our corporate governance policies and practices, taking into account the Securities and Exchange Commission’s (the “SEC”) corporate governance rules and regulations, the corporate governance standards of the New York Stock Exchange (the “NYSE”), and stockholder feedback.
The Board has adopted Corporate Governance Guidelines that provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:
•	The structure, composition, functions, and policies of the Board and its committees;
•	Director qualification standards and nomination process;
•	Expectations and responsibilities of the directors;
•	Management succession planning; and
•	Communications with stockholders and independent directors.
Our Corporate Governance Guidelines further require that the Board, acting through the Corporate Governance and Sustainability Committee (the “Governance Committee”), conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines require that each committee conduct an annual self-evaluation to assess its compliance with the requirements of its charter and the Corporate Governance Guidelines, as well as ways in which committee processes and effectiveness may be enhanced. The Governance Committee is responsible for overseeing our Corporate Governance Guidelines, periodically assessing their adequacy, and modifying them to meet new circumstances. These Corporate Governance Guidelines are posted on our website.
Nomination and Election of Directors
Our Bylaws provide that a director nominee is elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee). Stockholders can vote to “abstain,” but that vote will not have an effect in determining the election results. For more information, see “Voting Matters” on page 2 and “Other Voting and Stockholder Matters” on page 64. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Corporate Governance Guidelines, each director must submit an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action instead. Within 90 days from the date of the certified election results, the Board would act on the Governance and Committee’s recommendation and publicly disclose its decision and the rationale behind it.
Director Independence
Eleven of our current 13 directors (and nine of the 10 director nominees) are independent directors. Under the corporate governance standards of the NYSE, at least a majority of our directors and all of the members of the Audit Committee, Compensation Committee, and Governance Committee must be “independent” directors. The corporate governance standards of the NYSE provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board has affirmatively determined that director nominees Malissia R. Clinton, William E. Curran, Claudia N. Drayton, Thomas W. Erickson, Jim D. Kever, Charles G. McClure, Jr., Kevin S. Moore, Vasant Padmanabhan, and John J. Tracy satisfy the bright-line criteria of the corporate governance standards of the NYSE and that they have no material relationships with us. In making its determination, the Board and the Governance Committee reviewed the following relationships:
•	Dr. Graves, our Chief Executive Officer (“CEO”), is an executive officer of the Company and, as such, is not an independent director.
•
Dr. Padmanabhan is an executive officer of Smith+Nephew, a customer of the Company that purchased software and on-demand services in each of 2019, 2020, and 2021. Prior to nominating Dr. Padmanabhan to the Board, the Governance Committee undertook a review of these transactions and Dr. Padmanabhan’s actual or potential interest in them. The transactions had an aggregate value of less than $1 million in each year and were negotiated in arm’s length transactions under terms similar to those offered in other third-party transactions. Based on a review of the facts and circumstances of the transactions the Board determined (based on the recommendation of the Governance Committee) that Dr. Padmanabhan had no direct or indirect material interest in the transactions.

•
Mr. Erickson is a non-executive member of the board of directors of MW Industries, a customer of the Company that purchased healthcare services from the Company in each of 2019, 2020, and 2021 in arm’s length transactions similar to those offered in other third-party transactions. Mr. Erickson is not responsible for the 3D Systems’ account, and, based on a review of the facts and circumstances of the transactions, the Board determined (based on the recommendation of the Governance Committee) that Mr. Erickson had no direct or indirect material interest in the transactions.

The Board also affirmatively determined that William D. Humes and Jeffrey Wadsworth are independent, satisfy the bright-line criteria of the corporate governance standards of the NYSE, and have no material relationship with us. Messrs. Humes and Wadsworth are not standing for re-election at the Annual Meeting, and their service as directors will end following the Annual Meeting. Charles W. Hull, a founder of the Company and our current Executive Vice President and Chief Technology Officer for Regenerative Medicine, is an executive officer of the Company and, as such, is not an independent director. Due to the newly implemented age limit for directors, Mr. Hull is not standing for re-election at the Annual Meeting and his service as director will end following the Annual Meeting.
Director Qualifications
In nominating each of the director nominees, the Governance Committee and the Board considered, among other things, the Corporate Governance Guidelines, which were adopted in 2004 and most recently amended in February 2022, and the Qualifications for Nomination to the Board, which were adopted in 2004 and most recently reviewed in February 2021. These documents are posted on our website. These qualifications include, among other factors, a candidate’s ethical character, experience, and diversity of background as well as whether the candidate is independent under applicable listing standards and financially literate. The Governance Committee and the Board also took into consideration the following factors relating to each director since the 2021 Annual Meeting:
•	such director’s contributions to the Board;
•	any material change in such director’s employment or responsibilities with any other organization;

•	such director’s attendance at meetings of the Board and the Board committees on which such director serves and such director’s participation in the activities of the Board and such committees;
•
the absence of any relationships with the Company or another organization, or any other circumstances that have arisen, that might make it inappropriate for the director to continue serving on the Board; and

•	such director’s age and length of service on the Board.
The Governance Committee and the Board considered each nominee’s overall business experience, contributions to Board activities during 2021, and independence in their evaluation of each nominee in conjunction with the factors discussed above but did not otherwise give greater weight to any of the factors cited above compared with any of the others. While the Board considers self-identified diversity characteristics and diversity of experience in its nomination decisions, we do not maintain a diversity policy relating to the composition of the Board of Directors. The Board believes that each of the nominees for director is well qualified to continue to serve as a director of the Company and that the nominees provide the mix of experience that is required to enable the Board to perform its functions.
Relevant information regarding the background and experience of each of the nominees for director that the Governance Committee and the Board considered in evaluating each nominee is set forth below their respective names beginning on page 18.
Related Party Transaction Policy and Procedures
In addition to the provisions of our Code of Conduct and Code of Ethics that deal with conflicts of interest and related-party transactions, we have adopted a Related Party Transaction Policy that is designed to confirm our position that related-party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by (a) the Board of Directors and (b) the Governance Committee or a committee composed of directors who are independent and disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:
•	the amount involved will or may be expected to exceed $120,000 in any calendar year;
•	we or any of our subsidiaries would be a participant; and
•
any person who is or was in the current or immediately preceding calendar year an executive officer, director, director nominee, greater than five percent beneficial owner of our Common Stock or immediate family member of any of the foregoing has or will have a direct or indirect interest.

In adopting this policy, the Board reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $120,000. These types of transactions include:
•
employment arrangements with executive officers where such executive officer’s employment in that capacity and compensation for serving as an executive officer has been approved by the Board, the Compensation Committee, or another committee of independent directors;

•	director compensation arrangements where such arrangement has been approved by the Governance Committee (or another committee of independent directors) and the Board;
•
awards to executive officers and directors under compensatory plans and arrangements pursuant to our 2015 Incentive Plan and our 2004 Restricted Stock Plan for Non-Employee Directors (the “2004 Directors Stock Plan”), the exercise by any executive officer or director of any previously awarded stock option that is exercised in accordance with its terms, and any grants or awards made to any director or executive officer under any other equity compensation plan that has been approved by our stockholders;

•
certain transactions with other companies where a related party has a de minimis relationship (as described in the policy) with the other company and the amount involved in the transaction does not exceed the lesser of $500,000 or 2 percent of the other company’s total annual revenue;

•
charitable contributions made by us to a charitable organization where a related party has a de minimis relationship and the amount involved does not exceed the lesser of $10,000 or 2%of the charitable organization’s total annual receipts and charitable contributions under any matching program maintained by us that is available on a broad basis to employees generally; and

•	other transactions where all security holders receive proportional benefits.
Under the terms of our Related Party Transaction Policy, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A copy of our Related Party Transaction Policy is posted on our website. See “Availability of Information” on page 15 of this Proxy Statement.
There were no related-party transactions in 2021.
Global Responsibility and Sustainability
Sustainability Program
3D Systems recognizes that sustainability is important to how we do business. The context in which our business operates is transforming due to the effects of climate change and heightened social, economic, and health challenges around the globe. The Company believes that it is well positioned to respond to these challenges by integrating sustainable business activities into our strategy and operations to deliver long-term value. We continue to enhance our environmental, social, and governance (“ESG”) activities as we develop our long-term sustainability strategy.
Responsible Practices & Governance
We uphold strong corporate governance and demonstrate integrity as we leverage this foundation to influence our sustainability activities. The Company’s sustainability program is led by our Chief People & Culture Officer, and the Board has delegated oversight of these efforts to the Governance Committee. Through collaboration across our business functions, we identify priorities and evolve our sustainability and governance activities to address changing global trends.
In 2021, we focused our efforts on expanding ESG disclosures and maturing aspects of our environmental and social activities within our sustainability program. These enhancements included analyzing key stakeholder perspectives, expanding ESG reporting to include our key facilities, measuring greenhouse gas (“GHG”) emissions and other impactful ESG metrics, and externally disclosing our key talent management strategies.
Stakeholder Engagement: Understanding expectations of key stakeholders is an important part of evolving our sustainability program. We survey our team members to gather their feedback in areas such as culture, career development, inclusivity, integrity, team member success, and environmental stewardship. Additionally, we perform in-depth analysis on our largest investors and customers to further influence our program today and well into the future. From our review, we noted key stakeholder priorities include addressing climate and energy efficiency, health, safety and wellbeing, product stewardship, diversity, equity and inclusion, and training and development.
Environmental Responsibility
We acknowledge our role in decarbonizing the global economy and are committed to being a responsible steward of the environment as we grow and operate our business.
Our Products and Customers: As we develop and innovate our products and services, we consider emerging global trends impacting the world and our customers. Our unique offerings of hardware, software, materials, and services provide application-specific solutions powered by the expertise of our application engineers. These engineers collaborate with customers to transform how they deliver their products and services. We will further focus on developing solutions to enable our customers to address evolving sustainability challenges, considering strategies such as advance materials, production on demand, and improved efficiencies through additive manufacturing capabilities.

Our Operations: In 2021, we publicly disclosed our Environmental, Health and Safety Policy, Water Policy, and Waste Management Practices. Additionally, we newly introduced ESG reporting on GHG emissions, energy use, waste, and recycling metrics. This data will be used to provide insights to management and the Board as we evaluate environmental strategies, commitments, and define goals around further reducing GHG emissions, conserving energy, and minimizing waste.
Social Responsibility
We are committed to supporting the health, safety, and well-being of our teams and of the communities where we live and work. In 2021, we publicly disclosed our Human Rights and Labor Rights Policy.
Health & Safety: We focus on reducing health and safety risks and driving a strong safety culture through communication, awareness, and visible leadership. To assist in achieving this commitment, we provide substantial safety trainings and necessary equipment at all facilities and have specific safety programs in place for those working in potentially high-hazard environments. We monitor injury and illness health and safety metrics across the Company to continually evaluate our safety programs to meet the needs of our teams. Additionally, throughout this past year, our leadership regularly reviewed and adapted our COVID-19 protocols based on evolving research and guidance.
Our Communities: It is important to us to make a positive contribution to society and support the communities where our team members live and work. We encourage our teams to participate in our 3D Systems Gives Back volunteer program where our sites around the world choose a nonprofit or community service activities to support local communities. Additionally, throughout the COVID-19 pandemic, we helped medical device manufacturers and hospitals bridge the supply chain gap and issued a call to action to our network of customers, partners, and others in the additive manufacturing community to share resources.
Talent Management Strategies: We believe that our team members are vital to our success, and we depend on our highly skilled teams to innovate and deliver to our customers. We prioritize our talent management strategies to attract and hire top talent, develop our teams to build key capabilities and skills, and engage, motivate, and retain our team members to do their best work.
Inclusion & Belonging: We strive to broaden the diversity of our workforce to propel our culture of innovation and our ability to deliver forward-thinking solutions. Our commitment is to foster an environment where inclusion and belonging is central to how we work across our global teams and support our team members with opportunities to grow, contribute, and develop. We engage our team members through activities such as the following:
•	3D Systems Employee Resources Groups have been established over the years to promote networking, mentor relationships, and create a sense of belonging across our teams.
•	Women Networking Events are in place to further build network opportunities for women internally across our offices and externally with memberships in outside professional organizations.
•	Internship Program is a critical component for the addition of new talent for the Company. We continue to invest in a world-class experience for our summer interns.
•
Racial Equity Challenge, launched in 2021, was an 8-week series created to promote an open and safe environment for team members to share insights and ask questions about racial and social challenges for our business and society.

•
3D Awareness Portal is in place to celebrate the diversity of our 3D team members, highlighting unique perspectives of colleagues around the world, and providing other educational resources to further build our culture of inclusiveness and belonging.

As we evolve our talent strategies, we will continue to define our commitments and related goals.
See “Availability of Information” on page 15 of this Proxy Statement for instructions on how to access the Company’s Sustainability webpage, which includes our Environmental, Health and Safety Policy, Water Policy, Waste Management Practices, and Human Rights and Labor Rights Policy, and to learn more about our Company culture, values, and sustainability initiatives.

Code of Conduct and Code of Ethics
Our Code of Conduct applies to all of our employees worldwide, including all of our officers. We separately maintain a Code of Ethics that applies to our CEO, CFO, principal accounting officer, and all other senior financial executives and to directors of the Company when acting in their capacity as directors.
These documents are designed to set high standards of business conduct and ethics for our activities and to help directors, officers, and employees resolve ethical issues. The purpose of our Code of Conduct and our Code of Ethics is to provide assurance to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of our Ethics Open Line, which includes a toll-free telephone number and website. Communications through the Ethics Open Line are monitored on a daily basis, and all messages are reported to the Chief Ethics and Compliance Officer and the Chair of the Compliance Committee.
We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our CEO, CFO, or principal accounting officer and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website. There have been no such waivers since the date of the proxy statement for our 2021 Annual Meeting.
Strategy and Risk Oversight
Risk Responsibility and Oversight
Consistent with Delaware law, our business is managed by our officers under the direction and oversight of the Board of Directors. In this regard, our management, including our corporate officers, is responsible for the day-to-day management of the risks facing us, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, political, compliance, organizational, security, and reputational risks. They carry out this responsibility through a coordinated effort among themselves in the management of our business.
In exercising its oversight responsibilities, as permitted by law, the Board receives and relies on reports and other information provided by management, reviews and approves matters that it is required or permitted to approve by law or our Certificate of Incorporation or Bylaws, and receives information relating to, and inquiries into, such other matters as it deems appropriate, including our strategic outlook, business plans, prospects and performance, succession planning, risk management, cybersecurity, and other matters for which it has oversight responsibility. The Board carries out its general oversight responsibility both by acting as a whole as well as through its committees. Among other things, the Board as a whole periodically reviews our processes for identifying, ranking, and assessing risks that affect our organization as well as the output of those processes. The Board as a whole also receives periodic reports from our management on various risks, including risks of the types mentioned above facing our businesses, risks presented by transactions that are presented to the Board for approval, and risks arising out of our corporate strategy.
As discussed below, the Board also maintains several standing committees with risk oversight responsibility for various Board functions. Although the Board has ultimate responsibility for overseeing risk, its standing committees perform certain of its risk oversight responsibilities. For example, the Audit Committee engages in ongoing discussions regarding major financial and accounting risk exposures and the process and system employed to monitor and control such exposures. In addition, the Audit Committee engages in periodic discussions with management concerning the process by which risk assessment and management are undertaken, and it exercises oversight with regard to the risk assessment and management processes related to, among other things, internal controls, credit, capital structure, liquidity, cybersecurity, and insurance programs. In carrying out these responsibilities, the Audit Committee, among other things, regularly reviews with the Internal Audit Director the audits or assessments of significant accounting and audit risks conducted by Internal Audit personnel based on their audit plan, and the Audit Committee regularly meets in executive sessions with the Internal Audit Director. The Audit Committee also regularly reviews with management our internal control over financial reporting, including any significant deficiencies or material weaknesses. As part of these reviews, the Audit Committee reviews steps taken by management to monitor, control and mitigate risks. The Audit Committee also regularly reviews with the Chief Legal Officer significant legal, regulatory and compliance matters that could have a material impact on our financial statements or business. Finally, from time-to-time executives who are responsible for managing particular risks, such as cybersecurity, report to the Audit Committee on how those risks are being controlled and mitigated.

Other Board committees also exercise responsibility to oversee risk within their areas of responsibility and expertise. For example, as noted in the section below entitled “Risk Assessment of Compensation Policies and Practices,” the Compensation Committee oversees risk assessment and management with respect to our compensation policies and practices, and it exercises oversight with respect to our 401(k) plan; the Governance Committee engages in periodic discussion with our Chief Ethics and Compliance Officer regarding major environment, health, and safety risks; and the Compliance Committee engages in ongoing discussion with the Chief Legal Officer and the Chief Ethics and Compliance Officer regarding regulatory and compliance matters, including compliance with applicable export controls, government contracts, FDA, and similar governmental regulatory regimes.
In those cases where committees have risk oversight responsibilities, the Chairs of the committees regularly report to the full Board the significant risks facing the Company, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.
Risk Assessment of Compensation Policies and Practices
Our Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent consultant, Meridian Compensation Partners, LLC (“Meridian”). In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
For more information regarding our compensation program, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 26.
Board Leadership
Board Diversity and Refreshment
The Board is committed to building a Board with diverse experiences and backgrounds. As part of our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, we have added new directors to infuse new ideas and fresh perspectives in the boardroom.
Our directors reflect diverse perspectives, including a complementary mix of skills, experience, and backgrounds that we believe are paramount to our ability to represent your interests as stockholders. In the last four years, three new independent directors have been elected to the Board, each of whom identifies as gender or ethnically diverse.
The Board is focused on achieving the right mix of skills, experience, and perspectives to support our future strategic direction. For example, we have recently prioritized industry knowledge and experience in our director recruitment efforts, as reflected by the recent additions of Ms. Drayton and Dr. Padmanabhan to the Board.
Board Leadership Structure
The Board has separated the position of its Chairman from the position of CEO. Mr. McClure, an independent director, serves as Chairman of the Board of Directors. Mr. McClure was appointed Chairman in October 2018.
We do not have a policy regarding whether the Chairman and CEO roles should be combined or separated. Rather, the Board of Directors prefers to retain flexibility to choose its leadership structure and Chairman in any way that it deems best for the Company at any given time. The Board periodically reviews the appropriateness and effectiveness of its leadership structure. Currently, the Board believes that it is appropriate for Mr. McClure to remain Chairman given his independence as a director, broad experience in domestic and international operations management, deep experience in executive management, director roles within other publicly traded companies, and significant expertise in the automotive industry, a key vertical for the Company. With the foregoing in mind, the Board believes that the current Board leadership structure allows Dr. Graves to focus on managing the daily operations of the Company in his role as CEO while permitting Mr. McClure to oversee the Board’s significant functions. The Board also believes that the current structure aids in the efficient conduct of Board meetings as the directors discuss key business and strategic matters and other critical issues.

While the Board believes that the separation of the positions of Chairman and CEO has been beneficial to the Company, the Board does not view any particular Board leadership structure as being preferable to any other. Accordingly, if any future change in the Board’s leadership structure occurs (which the Board does not currently expect to happen), the Board will take such actions with respect to its leadership structure as it then considers to be appropriate.
Succession Planning
We maintain a succession plan for the position of CEO and other executive officers. To assist the Board with this requirement, the CEO annually leads the Board of Directors in a discussion of CEO and senior management succession. The annual review includes an evaluation of the requirements for the CEO and each senior management position and an examination of potential permanent and interim candidates for CEO and other senior management positions.
Director Tenure
The Board generally believes that a mix of long- and short-tenured directors promotes an appropriate balance of views and insights and allows the Board as a whole to benefit from the historical and institutional knowledge that longer-tenured directors possess, and the fresh perspectives contributed by newer directors. In support of Board refreshment efforts discussed above, the Board has implemented both 10-year term limits (effective beginning December 2019) and a mandatory retirement age of 75 for directors.
Board Evaluations
We are committed to providing transparency about our Board and committee evaluation process. Our Chairman of the Board and Chair of the Governance Committee lead the Board’s self-evaluation process. Each director completes a comprehensive questionnaire evaluating the performance of the Board as a whole and the committees on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses. The directors’ responses about the performance of the Board as a whole and the committees are summarized and shared with the Board. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve.
Meetings of the Board and its Committees
Meetings and Meeting Attendance
During 2021, the Board of Directors held 12 meetings. In 2021, each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors held during the period for which he or she was a director and of the committees of the Board on which he or she served during the periods that he or she served. A discussion of the number of committee meetings held during 2021 appears below.
The Board holds executive sessions with only non-employee directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions. The CEO and other members of management are excused from these executive sessions. The Chairman of the Board or the Chairman of the Governance Committee presides over such non-management sessions of the Board. Additionally, the independent directors meet in executive session at least annually. The CEO, any other non-independent directors, and other members of management are excused from such meetings, and the Chairman of the Board presides over such meetings.
It is expected that all incumbent directors and director nominees will attend our annual meetings of stockholders (virtually for purposes of the 2022 Annual Meeting). All the directors then in office virtually attended our 2021 Annual Meeting of Stockholders.
Committees of the Board of Directors
The Board of Directors maintains an Audit Committee, a Compliance Committee, a Compensation Committee, a Governance Committee, and a Technology Applications Committee as the standing committees of the Board. The current members of all NYSE-required committees (the Audit Committee, the Compensation Committee, and the Governance Committee) are independent directors.

Each of the committees operates under a written charter that has been approved by the Board and is posted on our website. Each of these committees periodically reviews its written charter and updates its charter as necessary.
The table below provides membership information for each of the Board’s standing committees as of the date of this Proxy Statement.

BOARD COMMITTEE MEMBERSHIP

	Audit	Compliance	Compensation	Corporate Governance and Sustainability	Technology Applications
Malissia R. Clinton		○		●	
William E. Curran	○	●	●		
Claudia N. Drayton	●				
Thomas W. Erickson		●		○	
Jeffrey A. Graves					
Charles W. Hull[(1)]					●
William D. Humes[(1)]	●		●		
Jim D. Kever			●	●	
Charles G. McClure, Jr.		●			
Kevin S. Moore	●		○		
Vasant Padmanabhan					●
John J. Tracy		●			○
Jeffrey Wadsworth[(1)]		●		●	●

•	Member
○	Chair
(1)	Not standing for re-election at the Annual Meeting
Audit Committee
In addition to the risk oversight matters discussed under “Corporate Governance at 3D Systems—Strategy and Risk Oversight” above, the principal responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities for:
•	monitoring our systems of internal accounting and financial controls;
•	our public reporting processes;
•	the retention, performance, qualifications, and independence of our independent registered public accounting firm;
•	the performance of our internal audit function;
•	the annual independent audit of our consolidated financial statements;
•	the integrity of our consolidated financial statements;
•	the oversight of our enterprise compliance risk relating to financial and competitive risk exposures; and
•	our compliance with legal and regulatory requirements.
The Audit Committee has the ultimate authority and responsibility to select, evaluate, and approve the terms to retain, compensate and, where appropriate, replace our independent registered public accounting firm.

The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is an “audit committee financial expert” as defined in the regulations of the SEC and, therefore, meets the requirement of the listing standards of the NYSE of having accounting or related financial management expertise. The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee also meets the heightened standards of independence applicable to audit committee members as prescribed by the SEC.
The Audit Committee held nine meetings in 2021. It also held private sessions with our independent registered public accounting firm and the Internal Audit Director at several of its meetings. Our Internal Audit Director reports to the Chairman of the Audit Committee.
The “Report of the Audit Committee” is set forth beginning on page 62 of this Proxy Statement.
Compliance Committee
In addition to the risk oversight matters discussed under “Corporate Governance at 3D Systems—Strategy and Risk Oversight” above, the principal responsibilities of the Compliance Committee are to provide general oversight of the Company’s compliance with laws and regulations applicable to its business, including providing Board-level engagement and oversight of export compliance, government contracts, FDA compliance, ethics, and any necessary corrective actions pursuant to any export compliance investigation.
The Compliance Committee held four meetings in 2021.
Compensation Committee
In addition to the risk oversight matters discussed under “Corporate Governance at 3D Systems—Strategy and Risk Oversight” above, the principal responsibilities of the Compensation Committee are to:
•	determine the compensation of our CEO (the CEO may not be present during voting or deliberations regarding his compensation);
•	determine the compensation of all of our other executive officers, each a direct report of the CEO;
•	assist the Board in the development of executive succession plans.
•	administer our equity compensation plans and authorize the issuance of shares of Common Stock and other equity instruments under those plans; and
•	perform the duties and responsibilities of the Board of Directors under our 401(k) Plans.
The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Compensation Committee meets the heightened standards of independence applicable to compensation committee members as prescribed by the NYSE and is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The Compensation Committee held 10 meetings in 2021.
The “Compensation Committee Report” appears on page 40 of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of our current executive officers served during 2021 as a director of any entity with which any of our outside directors is associated or whose executive officers served as one of our directors, and none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries.
Retainer of Independent Compensation Consultant
The Compensation Committee has sole authority to retain, compensate, and terminate a compensation consultant to assist it in the evaluation of CEO or senior executive compensation. The Compensation Committee retained Meridian as its independent compensation consultant with respect to the Company’s 2021 executive compensation program. Meridian does not provide any other services to the Company, and the Compensation Committee has determined, based on its assessment of the relevant factors set forth in the applicable SEC rules, that Meridian’s work for the Compensation Committee does not raise any conflict of interest. For additional information on the role of the compensation consultant in setting executive compensation see “Executive Compensation—Compensation Discussion and Analysis—Compensation Consultant and Compensation Peer Group” on page 29.
Corporate Governance and Sustainability Committee
In addition to the risk oversight matters discussed under “Corporate Governance at 3D Systems—Strategy and Risk Oversight” above, the principal responsibilities of the Governance Committee are to:
•	assist the Board in identifying individuals qualified to become Board members;
•	assist the Board in determining the independence of the Board nominees;
•	recommend to the Board nominees to be elected at annual meetings of stockholders;
•	recommend to the Board nominees to fill vacancies or newly created directorships at other times;
•	recommend to the Board the corporate governance guidelines applicable to the Company;
•	lead the Board in its reviews of the performance of the Board and its committees;
•	recommend to the Board nominations of the directors to serve on each committee; and
•	monitor our environmental, social and governance strategy, policies and practices.
The Governance Committee held four meetings in 2021.
Technology Applications Committee
The principal responsibilities of the Technology Applications Committee are to:
•	review the Company’s technology strategy and approach, including its impact on the Company’s performance, growth, and competitive position;
•	review the Company’s technology capabilities and intellectual property and provide guidance on the Company’s technology and innovation strategy;
•	assess the Company’s technical workforce and its suitability for meeting needs, including engineering leadership and the development and succession planning process for critical technology experts;
•	review and advise on the Company’s research and development (“R&D”) expenditure plans; and
•	assist the Board in its oversight of the Company’s technology initiatives and investments, including through acquisitions and other business development activities.
The Technology Applications Committee held four meetings in 2021.
Other Board-Related Matters
Director Emeritus Program
The Board has created a Director Emeritus program to avail itself of the counsel of directors retiring from the Board due to age or term-limit restrictions who have made and can continue to make unique contributions to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as Director Emeritus to serve one or more annual terms subject to reappointment as Director Emeritus by the Board after each annual meeting of stockholders. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board or its committees but may not vote, be counted for quorum purposes, have any of the duties or obligations imposed on our directors or officers under applicable law, or otherwise be considered a director.

In conjunction with the implementation of a retirement age for directors, the Board determined to transition Mr. Hull, a founder of the Company and our current Executive Vice President and Chief Technology Officer for Regenerative Medicine, to Director Emeritus status following the Annual Meeting. The Board believes that Mr. Hull continues to provide valuable knowledge and leadership to the Company’s efforts in the field of regenerative medicine and other matters, and the Board recognizes the unique insight and guidance he can provide as a Director Emeritus.
Stockholdings of Directors
Among the factors considered under our “Corporate Governance at 3D Systems—Director Qualifications” discussed on page 5 is an expectation that each director will hold during his or her term of office a meaningful number of shares of our Common Stock. Several of our directors beneficially own substantial numbers of shares of our Common Stock. See “Director Compensation—Stock Ownership and Holding Requirements for Non-Employee Directors” and “Security Ownership of Certain Beneficial Owners and Management” below.
Stockholder Communications with the Board of Directors
Stockholders and other interested persons may communicate with the Board by sending an email to BoardofDirectors@3DSystems.com or by sending a letter to the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730. We believe that providing a method for interested parties to communicate directly with our independent directors, rather than to the full Board, provides a more confidential, candid, and efficient method of relaying any interested party’s concerns or comments. The Chairman of the Board presides over independent executive sessions of directors. Accordingly, the Chairman may be contacted by any party by sending a letter to the Chairman of the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.
All communications must contain a clear notation indicating that they are a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author.
The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. We reserve the right not to forward any communication that is hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.
We also welcome communications from our stockholders that are consistent with applicable law and are initiated through our Investor Relations Department, which may be contacted at investor.relations@3dsystems.com.
Availability of Information
As noted above:
•
The Board of Directors has adopted a series of corporate governance documents, including Corporate Governance Guidelines, a Code of Conduct for our employees, a Code of Ethics for Senior Financial Executives and Directors, and a Related-Party Transaction Policy; and

•	Each standing committee of the Board operates under a written charter that has been approved by the Board.
Each of these documents is available online and can be viewed on our website by going to www.3DSystems.com and clicking on “Investor Relations,” then “Governance Documents” (from the drop-down menu under “Governance”) and selecting the appropriate document from the list on the web page.
In addition, we have:
•	Adopted a number of ESG policies and practices, including the Environmental, Health and Safety Policy, Water Policy, Waste Management Practices, and Human Rights and Labor Rights Policy; and
•	Disclosed a number of results relating to various ESG initiatives and sustainability.

These documents and reports are available online and can be viewed on our website by going to www.3DSystems.com and clicking on “Sustainability.”
Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

PROPOSAL ONE

ELECTION OF DIRECTORS
Skills, Qualifications and Diversity
Upon the recommendation of the Governance Committee, the Board has nominated the 10 individuals listed below to serve as directors until the 2023 Annual Meeting and until their successors are elected and qualified. Each of our director nominees currently serves on the Board and was elected to a one-year term at the 2021 Annual Meeting of Stockholders, except for Ms. Drayton, who was elected to the Board in December 2021. Messrs. Hull, Humes, and Wadsworth are not standing for re-election at the Annual Meeting. As a result, the Board will be reduced to 10 members immediately prior to the Annual Meeting. Proxies cannot be voted for a greater number of individuals than the number of nominees.
For each of the 10 nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications, attributes, and skills that the Board and the Governance Committee considered in recommending them for election to the Board. The following matrix highlights the mix of key skills, qualities, attributes, and experiences of each individual and is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience, and oversight responsibilities. The demographic information presented below is based on voluntary self-identification by each individual. Additional biographical information on each nominee begins on page 18.

DIRECTOR NOMINEES
MALISSIA R. CLINTON, 53	Director Since 2019
Board Committees: Compliance, Corporate Governance & Sustainability
Position, Principal Occupation and Professional Experience: Ms. Clinton has served as General Counsel of Meritage Homes Corporation, the sixth-largest public homebuilder in the United States, since April 2022 and previously served as Senior Vice President, General Counsel and Secretary at The Aerospace Corporation, a nonprofit corporation that provides technical guidance and advice on all aspects of space missions, from 2009 through March 2022. She worked at Northrup Grumman from 2002 to 2009, including as Senior Counsel for Special Projects beginning in 2007. Prior to joining Northrup Grumman, Ms. Clinton worked at TRW Space Technology, a division of TRW, Inc., as Counsel in its Telecommunication Programs and Avionic Systems division. She began her career as an Associate at Tuttle & Taylor.
Other Current Public Directorships: Progyny, Inc. (since November 2020).
Prior Public Company Directorships (within the last five years): None.
Other Directorships, Trusteeships and Memberships: Board of Directors of City of Hope Medical Center, the Arizona State University Foundation, and the National Defense Industrial Association.
Director Qualifications: The Governance Committee believes that Ms. Clinton’s strong experience in compliance matters and aerospace, a key vertical for the Company, provide clear support for her nomination for election to the Board.
WILLIAM E. CURRAN, 73	Director Since 2008
Board Committees: Audit, Compliance, Compensation
Position, Principal Occupation, and Professional Experience: Currently retired, Mr. Curran was the President and Chief Executive Officer at Philips Electronics North America Corp. from July 1999 to August 2002. Prior to that he served as Chief Financial Officer from February 1996 to July 1999. Previously, he served as Chief Operating Officer of Philips Medical North America, a medical device manufacturer, from February 1993 to February 1996.
Other Current Public Directorships: None.
Prior Public Company Directorships (within the last five years): Profound Medical (from 2012 to 2019).
Other Directorships, Trusteeships, and Memberships: Previously served as non-executive Chairman and director of Resonant Medical, an early-stage privately owned company specializing in three-dimensional ultrasound image-guided adaptive radio therapy products, until its acquisition by Elekta A.B., and as a director of Ventracor, a global medical device company which produced an implantable blood pump.
Director Qualifications: The Governance Committee believes that Mr. Curran’s wide experience in operations, finance, and executive management, both in the United States and abroad, provide clear support for his nomination for election to the Board.

CLAUDIA N. DRAYTON, 54	Director Since 2021
Board Committees: Audit
Position, Principal Occupation, and Professional Experience: Ms. Drayton has served as the Chief Financial Officer of Quantum-Si, a life sciences tools company commercializing a unique protein sequencing platform, since April 2021. Previously, she served as Chief Financial Officer at CHF Solutions (now Nuwellis, Inc.), an early stage medical device company, from January 2015 to April 2021, where she led its transition from a research and development company to a commercial-stage entity and led multiple rounds of public equity offerings to finance its growth. Prior to joining CHF Solutions, Ms. Drayton spent 15 years with Medtronic plc, a global leader in medical devices, where she held multiple roles of increasing seniority, concluding with Chief Financial Officer and Senior Finance Director for Medtronic’s Integrated Health Solutions Business, where she was responsible for profitability management, acquisition integration, mergers, and acquisitions, planning and forecasting, management reporting, and business model innovation. Before joining Medtronic, Ms. Drayton was an audit and business advisory manager at Arthur Andersen LLP.
Other Current Public Directorships: None.
Prior Public Company Directorships (within the last five years): None.
Director Qualifications: The Governance Committee believes that Ms. Drayton’s extensive experience in key areas of healthcare and biotechnology as well as financial leadership in both public accounting and biotech companies provide clear support for her nomination for election to the Board.
THOMAS W. ERICKSON, 71	Director Since 2015
Board Committees: Compliance, Corporate Governance & Sustainability
Position, Principal Occupation and Professional Experience: Mr. Erickson has been President and Chief Executive Officer of ECG Ventures, Inc., an investment firm, since 1988. Mr. Erickson has previously served as Chairman and Interim President and Chief Executive Officer of National Medical Health Card Systems, Inc., a publicly traded pharmacy benefits manager; Chairman of the Board of PathWays, Inc., an operator of post-acute care facilities; Chairman of the Board of TransHealthcare, Inc., a health care services company; Chairman and Interim Chief Executive Officer of LifeCare Holdings, Inc., an operator of long-term acute care hospitals; Interim President and Chief Executive Officer of Luminex Corporation, a publicly traded biotechnology company; Chairman of the Board of Inmar, Inc., a reverse logistics and revenue recovery company; chairman of the Board and Interim President and Chief Executive Officer of Western Dental Services, Inc., a dental practice management company; and Interim President and Chief Executive Officer of Omega Healthcare Investors, Inc., a publicly traded healthcare focused real estate investment trust. Mr. Erickson was also co-founder, President and Chief Executive Officer of CareSelect Group, Inc., a physician practice management company.
Other Current Public Directorships: None.
Prior Public Company Directorships (within the last five years): American Renal Associates Holdings, Inc. and Luminex Corporation.
Other Directorships, Trusteeships and Memberships: MGA Home Care, LLC and MW Industries, Inc.
Director Qualifications: The Governance Committee believes that Mr. Erickson’s extensive executive management and operational experience, particularly in the healthcare industry, provide clear support for his nomination for election to the Board.

JEFFREY A. GRAVES, 60	Director Since 2020
Board Committees: None
Position, Principal Occupation, and Professional Experience: Dr. Graves has served as the Company’s President and Chief Executive Officer since May 2020. From 2012 to May 2020, he was CEO, President and Director of MTS Systems Corporation, a global supplier of test, simulation, and measurement systems. From 2005 until 2012, he served as President and CEO of C&D Technologies, Inc. Dr. Graves also held leadership roles with Kemet Corporation as Chief Operating Officer (2001 to 2003) and CEO (2003 to 2005). Previously he held a number of leadership and technical roles with GE, Rockwell and Howmet Corporation.
Other Current Public Directorships: Hexcel Corporation (since 2007).
Prior Public Company Directorships (within the last five years): Teleflex Incorporated (from 2007 to 2017); FARO Technologies (from 2017 to 2021).
Other Directorships, Trusteeships and Memberships: None.
Director Qualifications: The Governance Committee believes Dr. Graves’s extensive executive management, corporate strategy and international operational experience provides clear support for his nomination for election to the Board. Additionally, Dr. Graves has significant knowledge of the Company and the competitive environment in which it operates.
JIM D. KEVER, 69	Director Since 1996
Board Committees: Compensation, Corporate Governance & Sustainability
Position, Principal Occupation and Professional Experience: Mr. Kever has been a Principal in Voyent Partners, LLC, a venture capital firm, since 2001. He previously served as President and Co-Chief Executive Officer of the Transaction Services Division of WebMD Corporation (formerly Envoy Corporation), an internet healthcare services company, from 1995 to 2001. Prior to 1995 he served as Envoy Corporation’s Executive Vice President, Secretary and General Counsel.
Other Current Public Directorships: Luminex Corporation (since December 1996).
Prior Public Company Directorships (within the last five years): None.
Other Directorships, Trusteeships and Memberships: None.
Director Qualifications: The Governance Committee believes Mr. Kever’s wide experience in operations, finance and executive management provides clear support for his nomination for election to the Board.

CHARLES G. MCCLURE, JR., 68	Director Since 2017, Chairman Since 2018
Board Committees: Compliance
Position, Principal Occupation and Professional Experience: Mr. McClure has served as a Managing Partner of Michigan Capital Advisors, a private investment firm, since 2014 and has more than 35 years of experience in the transportation industry. Prior to founding Michigan Capital Advisors, Mr. McClure served as Chairman of the Board, Chief Executive Officer and President of Meritor, Inc. from 2004 through 2013. From 2002 through 2004, Mr. McClure served as Chief Executive Officer, President and a member of the Board of Federal Mogul Corp. Mr. McClure joined Federal Mogul in 2001 as president, Chief Operating Officer and a member of the Board. Before joining Federal Mogul, Mr. McClure served as President, Chief Executive Officer and a member of the Board of Detroit Diesel. He joined Detroit Diesel in 1997 after 14 years in a variety of management positions with Johnson Controls.
Other Current Public Directorships: DTE Energy Company (since 2012) and Crane Corporation (since 2017).
Prior Public Company Directorships (within the last five years): None.
Other Directorships, Trusteeships and Memberships: Member of the Board of Trustees of Henry Ford Health Systems; Member of the Board of Directors of Invest Detroit; and Member of the Business Leaders for Michigan.
Director Qualifications: The Governance Committee believes Mr. McClure’s broad experience in operations and executive management and significant expertise in the automotive industry, a key vertical for the Company, provide clear support for his nomination for election to the Board.
KEVIN S. MOORE, 67	Director Since 1999
Board Committees: Audit, Compensation
Position, Principal Occupation and Professional Experience: Mr. Moore has been with The Clark Estates, Inc., a private investment firm and a major company stockholder, for more than 30 years, where he is currently President and a director.
Other Current Public Directorships: None.
Prior Public Company Directorships (within the last five years): None.
Other Directorships, Trusteeships and Memberships: Aspect Holdings, LLC, The Clark Foundation, The National Baseball Hall of Fame & Museum, Inc., and Vice Chairman of the Board of Trustees of Bassett Healthcare Network.
Director Qualifications: The Governance Committee believes Mr. Moore’s wide experience in operations, finance and executive management and, as the president of a major stockholder, brings perspective on strategy and growth for the benefit of our stockholders, provide clear support for his nomination for election to the Board.

VASANT PADMANABHAN, 55	Director Since 2020
Board Committees: Technology Applications
Position, Principal Occupation and Professional Experience: Dr. Padmanabhan has served as President Global Research & Development and as a member of the Executive Committee for Smith+Nephew, a global medical devices business operating in the markets for advanced surgical devices, since August 2016. Prior to joining Smith+Nephew, Dr. Padmanabhan served as Senior Vice President for Thoratec Corporation from June 2014 until its acquisition by St. Jude Medical, Inc. in October 2015. He served as a consultant to St. Jude Medical from October through December 2015 and took sabbatical until joining Smith+Nephew. Prior to joining Thoratec, Dr. Padmanabhan served in several roles of increasing responsibility for eighteen years with Medtronic plc in their Cardiac Rhythm Management business, including as Vice President of Product Development for the Implantable Defibrillator Business (2012 to 2014) and as Vice President of Connected Care R&D and Operations (2007 to 2012). Dr. Padmanabhan holds a Master of Science and a Doctorate degree in Biomedical Engineering from Rutgers University and a Master of Business Administration degree from the University of Minnesota – Carlson School of Management.
Other Current Public Directorships: None.
Prior Public Company Directorships (within the last five years): None.
Other Directorships, Trusteeships and Memberships: Dr. Padmanabhan is a member of the Trice Medical Board of Directors, a privately held medical technology company seeking to improve orthopedic diagnostics for patients and physicians.
Director Qualifications: The Governance Committee believes Dr. Padmanabhan’s specialized expertise in the healthcare industry, new product development and business development provides clear support for his nomination for election to the Board.
JOHN J. TRACY, 67	Director Since 2017
Board Committees: Compliance, Technology Applications
Position, Principal Occupation and Professional Experience: Dr. Tracy has more than 37 years of experience in the aerospace industry, most recently as Chief Technology Officer and Senior Vice President, Engineering, Operations and Technology at The Boeing Company, the world’s largest aerospace company. Dr. Tracy has strong leadership in technology, operations, quality and engineering gained from his experience from several aerospace companies, including Hercules Aerospace Company, McDonnell Douglas Corporation and The Boeing Company. From 2006 until 2016, he served as Chief Technology Officer and Senior Vice President, Engineering, Operations and Technology at The Boeing Company. Prior to that he served as Vice President, Engineering and Mission Assurance for Boeing Integrated Defense Systems and Vice President Structural Technologies, Prototyping and Quality of Phantom Works at The Boeing Company, after serving in roles of increasing responsibility at Hercules, McDonnell Douglas and The Boeing Company since 1979.
Other Current Public Directorships: None.
Prior Public Company Directorships (within the last five years): None.
Other Directorships, Trusteeships and Memberships: Member of the National Academy of Engineering and Member of the Board of Directors of The Aerospace Corporation.
Director Qualifications: The Governance Committee believes Dr. Tracy’s strong leadership experience and specialized expertise in aerospace engineering and manufacturing, structure and materials provide clear support for his nomination for election to the Board.
If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the holders of proxies may vote the shares represented by such duly executed proxies in favor of such other person as they may determine. Alternatively, in lieu of designating a substitute, the Board may reduce the number of directors.
The Board of Directors unanimously recommends that you vote FOR each of the nominees listed above.

DIRECTOR COMPENSATION
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties, the skill level required by us of members of our Board, and the overall level and mix of compensation compared to industry- and size-relevant peers by referencing data compiled by the Compensation Committee’s independent compensation consultant.
Director Compensation for 2021
The following table sets forth information concerning all compensation of each of our non-employee directors for their services as a director during the year ended December 31, 2021.
	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Malissia Clinton	75,000	149,995	—	244,995
William E. Curran	105,000	149,995	—	254,995
Claudia N. Drayton(2)	5,476	144,020	—	149,496
Thomas W. Erickson	68,091	149,995	—	218,086
William D. Humes	80,000	149,995	—	229,995
Jim D. Kever	71,909	149,995	—	221,904
Charles G. McClure, Jr	250,000	149,995	—	399,995
Kevin S. Moore	95,000	149,995	—	244,995
Vasant Padmanabhan	56,181	149,995	—	206,176
John J. Tracy	90,000	149,995	—	239,995
Jeffrey Wadsworth	75,000	149,995	—	224,995
(1)
Represents the aggregate grant date fair value of the restricted stock awards granted in 2021 to each non-employee director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). The value of the restricted stock awards was determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. Except for Ms. Drayton, the amounts in this column reflect the award of 6,007 shares of Common Stock made to each director in office as their annual equity award under the 2015 Incentive Plan on May 19, 2021. Such awards were valued based on the closing market price of our Common Stock on the date of grant ($24.97 per share). For Ms. Drayton, the amounts included in this column reflect an initial grant of 3,516 shares of Common Stock and an interim grant of 3,236 shares of Common Stock made upon the effective date of her election to the Board, December 1, 2021, and valued based on the closing market price of our Common Stock on that date ($21.33 per share).

(2)	Ms. Drayton was elected to the Board effective December 1, 2021. The cash amount disclosed is her prorated fees earned for service during the portion of 2021 in which she served as a director.
Director Fees
Director compensation is set by the Board, based upon the recommendation of the Governance Committee through the periodic review and approval of the Non-Employee Director Compensation Policy. Effective as of the conclusion of the 2021 Annual Meeting, we began to pay the following cash compensation to our non-employee directors:
•	The Chairman of the Board of Directors receives a fee of $250,000 per annum for such service.
•	Non-employee directors (other than the Chairman of the Board) receive an annual retainer of $50,000.
•	The Chairman of the Audit Committee, the Compensation Committee, and the Technology Applications Committee each receive an annual retainer of $30,000.
•	The Chairman of the Compliance Committee receives an annual retainer of $20,000, and the Chairman of the Governance Committee receives an annual retainer of $10,000.
•	Each member of the Audit Committee and the Compensation Committee (in each case, other than the Chairman) receives a $15,000 annual retainer.
•	Each member of the Compliance Committee and the Technology Applications Committee (in each case, other than the Chairman) receives a $10,000 annual retainer.

•	Each member of the Governance Committee (other than the Chairman) receives a $5,000 annual retainer.
As discussed below, non-employee directors also receive annual equity awards. We also reimburse directors for their expenses of attendance at meetings of the Board of Directors or its committees.
Directors who are employees of the Company (Dr. Graves and Mr. Hull) received no additional compensation for service as a director in 2021.
Director Equity Awards
Pursuant to the Non-Employee Director Compensation Policy, our directors receive annual grants of immediately vested restricted stock equal to $150,000 in total value under the 2015 Incentive Plan upon their re-election by stockholders to serve as directors. In addition, new directors, upon their election to the Board, receive a restricted stock award equal to such number of shares having a value equal to $75,000 and a prorated annual award for the year in which he or she is elected to the Board. All shares of Common Stock issued to directors as compensation for their services as directors are fully vested when issued.
Stock Ownership and Holding Requirements for Non-Employee Directors
Consistent with the Board-adopted Qualifications for Nomination to the Board (publicly disclosed as Addendum A to the Governance Committee Charter), each non-employee director is expected to hold during his or her term of office a meaningful number of shares of Common Stock. As such, our Corporate Governance Guidelines require our non-employee directors to acquire and maintain an equity stake in the Company with a minimum value equivalent to five times the annual cash retainer paid to non-employee directors (as set forth in the Non-Employee Director Compensation Policy) by 2025 or within 5 years of joining the Board.
Each of our non-employee directors are required to retain all shares of Common Stock that have been awarded to them under the 2015 Incentive Plan until the minimum holding requirement is met; however, they may sell up to 50% of the shares of Common Stock covered by any award to satisfy any tax obligation arising from such grant or grants. In addition, non-employee directors are required to retain all shares of Common Stock that were awarded to them under the 2004 Directors Stock Plan (which was depleted in 2019) as long as they remain a director of 3D Systems; however, they may (a) sell up to 50% of an award to cover the tax obligation arising from such grant or grants and (b) make certain transfers of shares received under the 2004 Directors Stock Plan to members of their immediate family or to a trust or other form of indirect ownership established by the director for his or her benefit or for the benefit of the members of his or her immediate family.
2015 Incentive Plan
Non-employee directors are also eligible to receive grants of Common Stock under the 2015 Incentive Plan, which was originally approved by our stockholders in May 2015 and most recently amended and restated in September 2020. Subject to adjustment from time to time, shares of Common Stock with a grant date fair value of not more than $250,000 in the aggregate may be made subject to awards under the 2015 Incentive Plan in respect of any non-employee director during any year.
The 2015 Incentive Plan authorizes the issuance of up to 18,300,011 shares of Common Stock for awards under the 2015 Incentive Plan, subject to further adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization, or liquidation. As of the date of this Proxy Statement, 944,587 shares of Common Stock remained available for issuance under this 2015 Incentive Plan. As set forth in “Proposal 3—Approval of the Amendment and Restatement of the 2015 Incentive Plan” below, the Company is seeking stockholder approval to, among other things, add 6,935,000 new shares of Common Stock to the pool of shares available for awards under the 2015 Incentive Plan.

EMPLOYEE COMPENSATION MATTERS
We view compensation as one part of our employees’ total rewards they receive in exchange for committing their time and talent to the Company. We design our compensation programs to be competitive and equitable to support employees in sharing in the success of 3D Systems, and tailor our compensation programs to attract and retain top talent to drive success in our current business priorities and emerging strategies. Additionally, we recognize that employees thrive when they have the resources to meet their needs and the time and support to succeed in their professional and personal lives. In support of this, we offer a wide variety of market competitive benefits to employees around the world.
We have established a consistent and unified market-based job architecture that serves as the framework for all employee compensation decisions Company-wide. All employees receive base compensation, either as hourly or annual amounts, and have the opportunity to participate in a short-term incentive plan, either as part of the annual bonus program based on Company performance or a sales incentive plan based on sales related goals. Some employees also have the opportunity to participate in the Company’s various long-term equity incentive plans.
Except with respect to his own compensation, our CEO oversees our employee compensation programs and makes recommendations to the Compensation Committee with respect to the compensation of each of his direct reports and other Section 16 officers.
As discussed above under “Corporate Governance at 3D Systems–Strategy and Risk Oversight–Risk Assessment of Compensation Policies and Practices,” we believe that our compensation practices do not create inappropriate or unintended risks and that any risks that do exist are not reasonably likely to result in a material adverse effect on us. We endeavor to manage any of these risks that may arise through our system of internal financial and operational controls and the Board and management oversight processes.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides detailed information and analysis regarding the compensation of our named executive officers (“NEOs”) as reported in the Summary Compensation Table and other tables located in this “Executive Compensation” section of the Proxy Statement.
Our Named Executive Officers for 2021
Name	Title
Dr. Jeffrey A. Graves	President, Chief Executive Officer and Director
Jagtar Narula	Executive Vice President and Chief Financial Officer
Menno Ellis	Executive Vice President, Healthcare Solutions
Andrew M. Johnson	Executive Vice President, Chief Legal Officer and Secretary
Reji Puthenveetil	Executive Vice President, Industrial Solutions
Business Profile
Our corporate purpose is to deliver leading additive manufacturing solutions for Industrial and Healthcare applications. Over the course of the last 18 months, we executed an aggressive four-phased plan to reorganize, restructure, divest non-core assets, and invest for accelerated growth. This plan was completed in the third quarter of 2021 including reorganizing into two business units, Healthcare Solutions and Industrial Solutions, restructuring to gain efficiencies, and divesting non-core assets. Our two key verticals span a range of industries. Healthcare Solutions includes dental, medical devices, personalized health services, and regenerative medicine. Industrial Solutions includes aerospace, defense, transportation, and general manufacturing.
After completion of our transformation activities, we prioritized our focus on driving innovation, performance, and reliability and empowering our customers to create products and models never before possible. We provide full-service solutions, powered by the experience of our application engineers who collaborate with customers to transform how they deliver their products and services.
2021 Business Performance
The dedicated work of our teams and successful execution against our four-phased strategy is reflected in our 2021 financial results. 2021 revenue of $615.6 million is an increase of 10.5% compared to 2020 revenue. Adjusted for divestitures, revenue* increased 31.8% from 2020 and 16.9% from pre-pandemic 2019. Our Healthcare Solutions and Industrial Solutions segments revenue, adjusted for divestitures*, grew 40.1% and 24.4%, respectively, from 2020 reflecting success of the Company’s vertical and applications focused approach.
Revenue growth, disciplined cost management, and focused operational execution resulted in higher operating income, adjusted EBITDA, and non-GAAP earnings per share for 2021 compared to both 2020 and pre-pandemic 2019.
Gross profit margin for the full year 2021 was 42.8% compared to 40.1% in the prior year. Additionally, we generated $48.1 million of cash from operations in 2021.

*	See Appendix A for reconciliations of GAAP to non-GAAP financial measures.

Compensation Philosophy
Our compensation philosophy is centered upon pay for performance to drive long-term value for our stockholders. We believe that deep industry experience and technical knowledge is critical to our ability to innovate and provide full-service solutions to our customers and that the expertise of our executives and employees are critical factors to the Company’s success. The competition for talent in our industry is highly competitive and we are exceptionally focused on attracting, rewarding, and retaining executive talent. Our executive compensation program and practices reflect the Board’s commitment to strong corporate governance and achievement of rewards based upon the creation of sustainable Company value.
We pursue this philosophy by designing our executive compensation program incorporating the following principles:
•
Alignment with long-term stockholders’ interests. We believe our executives’ interests are more directly aligned with our stockholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance, are impacted by our stock price performance and require meaningful ownership of our stock.

•
Market competitive at target performance levels. We believe an executive’s total compensation should be competitive at the target performance level in order to attract qualified executives, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation.

•
Achievement of financial goals and strategic objectives. We believe an effective way to create value over the long-term is to make a significant portion of an executive’s overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives and on the value of our stock.

•
Reward superior performance. We believe that although an executive’s total compensation should be tied to achievement of financial goals and strategic objectives and should be competitive at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be downside risk of below-target payouts if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.

•
Incorporate evolving marketplace risks and trends. We believe that as our industry evolves and our opportunities for competitive business advantages change over time, we must likewise evolve in order to continue to create value. Our compensation programs must likewise be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).

The key elements of our compensation programs for our NEOs include:
Compensation Component	Purpose
Base Salary	• Provide a competitive fixed rate of pay relative to similar positions in the market • Enable the Company to attract and retain critical executive talent
Representing the only fixed element of total compensation

Short-Term Incentives	• Focus NEOs on achieving progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation
Cash-settled and tied to the achievement of annual Company financial goals

Long-Term Incentives	• Align the interests of NEOs with those of stockholders and support the Company’s executive retention strategy
Comprised of a selection of equity instruments and vesting criteria tailored to promote long-term alignment of pay with stockholders

Key Compensation Actions in 2021
Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs. For 2021, the Compensation Committee took the following actions with respect to the compensation of our NEOs:
•	Reviewed the base salaries for our NEOs as part of our standard annual review cycle, approving increases of 3% for each NEO.
•
Reviewed the 2021 Annual Bonus Program percentage of base salary targets for our NEOs, increasing the target percentages from 2020 for all NEOs other than the CEO (100% of base salary for Dr. Graves and 60% of base salary for each of our other NEOs).

•	Approved Annual Bonus Program metrics for 2021, weighting funding of the bonus program pool 50% towards revenue achievement and 50% towards adjusted EBITDA achievement.
•	Based on the Company’s 2021 performance against established revenue and adjusted EBITDA metrics, approved a 150% of target payout for each NEO under the 2021 Annual Bonus Program.
•
Approved Long-Term Incentive (“LTI”) compensation, consisting of a combination of restricted stock awards (50% weighting) and performance share unit awards (50% weighting) to provide strong links to long-term stockholder value creation and promote alignment with investors.

Determining Executive Compensation
The Compensation Committee is responsible for setting the compensation of all executive officers, including the NEOs. It is also responsible for setting the compensation of each other officer of the Company subject to Section 16 of the Exchange Act (“executive officers”) and each direct report of the CEO. For additional information about the responsibilities of the Compensation Committee, see “Corporate Governance at 3D Systems—Meetings of the Board and its Committees—Compensation Committee” above.
The Compensation Committee reviews the CEO’s recommendation for each of the other NEO’s compensation during the first quarter of each year. The purpose of this annual review is:
•	to determine the amount of any annual incentive compensation to be awarded to each NEO for the preceding calendar year;
•	to determine any adjustments to be made to the annual salary of each NEO for the current year; and
•	to approve our incentive compensation program for the current year and establish target incentive compensation amounts for the current calendar year for each of the NEOs.
As part of this review, our CEO gives the Compensation Committee a recommendation for incentive compensation payouts for the prior year, salary adjustments for the current year, and target incentive compensation amounts for the current year for each of the other NEOs. These recommendations are developed using our market-based job architecture for all employees to ensure appropriate levels of pay at each employee classification across the Company. Our CEO uses the market-based job architecture and evaluation of each individual NEO’s contribution to strategic objectives to guide his compensation recommendations to the Compensation Committee. The Compensation Committee reviews those recommendations and modifies them to the extent it considers appropriate. As part of this process, the Compensation Committee approves the payout amount of any annual incentive compensation to be awarded to each individual with respect to the preceding calendar year, approves the amount of any adjustments to be made to the annual salary of each such individual for the current year, approves the terms of our incentive compensation program for the current calendar year, and establishes target incentive bonus and equity awards for the current year for each of our NEOs and each of the other individuals whose compensation it oversees. The Compensation Committee may also approve adjustments to compensation for specific individuals at other times during any year when there are significant changes in the responsibilities of such individuals or under other circumstances that the Compensation Committee considers appropriate.
Our CEO’s compensation is determined under similar principles but follows a different process. This process is designed to comply with applicable law and listing requirements under which, after discussing his self-evaluation with him and receiving the views of other independent directors, the Compensation Committee evaluates his performance, reviews the Compensation Committee’s evaluation with him, and based on that evaluation and review, determines his compensation and personal annual incentive objectives. Our CEO is excused from meetings of the Compensation Committee and the independent members of the Board during voting or deliberations regarding his compensation.
Compensation Consultant and Compensation Peer Group
For 2021, the Compensation Committee directly engaged Meridian and considered its guidance in the establishment of the 2021 executive compensation program. Meridian provided no services to the Company other than to the Compensation Committee. Based on its consideration of the various factors set forth in the rules promulgated by the SEC and the NYSE Exchange Rules, the Compensation Committee has determined that the work performed by Meridian has not raised any conflict of interest.
In September 2020, Meridian assisted the Compensation Committee in developing a peer group to serve as a market reference for establishing and evaluating the 2021 compensation programs for our NEOs. Our 2021 peer group was composed of 15 publicly traded, industry-specific companies. Companies selected are generally one-half to two times our revenue and one-third to three times our market capitalization, with some exceptions to foster year-over-year continuity or to include companies that are clear product and service competitors or likely to compete with us for executive talent. These companies were selected after the consideration of the following criteria:
•	quantitative criteria, including revenue size and growth, margins, market cap, headcount and R&D spend;
•	qualitative criteria, including service and product offerings and end markets served; and
•	likely competitors for executive talent.
The 2021 peer group included:
ADTRAN, Inc.	Natus Medical Incorporated
Avid Technology	Novanta Inc.
CONMED Corporation	Proto Labs, Inc.
Extreme Networks, Inc.	Stratasys Ltd.
FARO Technologies, Inc.	Varex Imaging Corporation
Harmonic Inc.	Veeco Instruments Inc.
iRobot Corporation	Viavi Solutions, Inc.
Mercury Systems, Inc.
Four companies (Integra LifeSciences Corp., Penumbra, Inc., Plantronics, Inc. and Pure Storage, Inc.) were removed from our 2021 peer group roster in part to improve our alignment with the peer group medians for size and valuation statistics. The new additions to the peer group roster for 2021, Natus Medical, Novanta, Stratasys, Varex Imaging and Veeco Instruments, were added to provide a slightly more robust sample size and increase the representation of companies developing solutions for the healthcare market.
The Compensation Committee determines the appropriate level of both specific elements of and total compensation for our NEOs by considering numerous competitive, performance, and other factors, including the Radford Global Technology Survey data for technology companies.
Relative to the peer or industry group, the Compensation Committee targets each element of executive compensation generally near the 50th percentile. Variation in competitive positioning by executive will occur based on a consideration of factors including experience, the scope and complexity of the executive’s position relative to what is typical in the market, tenure, and other contributions.
Say-on-Pay
We provide stockholders with an advisory vote (“say-on-pay”) on the compensation of our NEOs. We currently hold this say-on-pay vote on an annual basis. At the 2021 Annual Meeting, approximately 93% of the votes cast on this proposal approved the compensation of our NEOs on an advisory basis. The Compensation Committee considered the stockholders’ strong support of our say-on-pay vote at the 2021 Annual Meeting when designing our executive compensation program for 2021. The Compensation Committee will consider the results of future advisory votes on executive compensation as our compensation philosophy continues to evolve and compensation decisions are made each year.

Elements of Executive Compensation
Our executive compensation program is designed to focus executive behavior on achievement of both our short- and long-term objectives and strategy to encourage the creation of sustainable, long-term value. We provide a mix of compensation elements that support our goals of attracting and retaining top executive talent and incentivizing key performance objectives for both the short and long term. The elements of executive compensation are designed to drive behavior that supports sustained stockholder return and pay-for-performance outcomes over time. To that end, our executive compensation program consists of the following principal elements:
•	annual base salaries;
•	when earned, incentive awards under our Annual Bonus Program; and
•	long-term equity compensation under our 2015 Incentive Plan.
Initial base salary and target annual bonus award levels and initial equity awards for new executives are negotiated with the individual during the search process and include consideration of prior compensation history, outstanding incentive awards that the new executive must abandon in order to join the Company, and benchmarking information and recommendations provided by the independent compensation consultant. Annual bonus compensation levels are standardized by title to promote internal parity.
In reviewing annual base salaries, target annual bonus awards, and annual long-term equity compensation levels, the Compensation Committee reviews each executive’s compensation history with the Company (including prior equity awards or grants), benchmarking information and recommendations provided by the independent compensation consultant, and internal parity. The Compensation Committee is guided by its own judgment and those sources of information (including, when deemed appropriate, compensation surveys) that the Compensation Committee considers relevant and the recommendations of its compensation consultant.
The Compensation Committee believes that the prudent use of judgement in determining compensation will generally be in our best interests and those of our stockholders. Accordingly, the Compensation Committee does not rely exclusively upon fixed formulas and, from time to time in exercising its judgement, the Compensation Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving our objectives.
The Compensation Committee seeks to strike a balance that it considers to be appropriate in its discretion between fixed elements of compensation, such as base salaries, and variable performance-based elements represented by annual bonus awards and long-term equity compensation. As a general matter, the Compensation Committee believes that our NEOs should have at least one-third of their annual cash compensation opportunity at risk under variable performance-based elements of our incentive compensation program, including, in particular, our Annual Bonus Program.

The charts below illustrate the relative weighting of our NEO compensation components at target in 2021. Dr. Graves’ compensation is displayed for “Components of CEO Compensation” and the weighted average of our other NEOs is displayed for “Components of Other NEO Compensation.”

•	Target Annual Bonus represents target opportunities for each NEO under the 2021 Annual Bonus Program. See “2021 Annual Bonus Program” below for further details.
•
Target Performance-Based Equity (50% of each NEO’s Long-Term Incentive Award) represents target value of PSUs as approved by the Compensation Committee, which may be earned based on TSR performance over a 3-year performance period.

•	Restricted Stock (50% of each NEO’s Long-Term Incentive Award) represents target value of time-based restricted stock, which vests ratably over 3 years.
Base Salaries
Annual base salaries are intended to provide a base level of compensation to executives, including our NEOs, for serving as senior leaders of the Company and are aligned with the level of experience, capabilities, and scope of responsibilities of the executive. We pay annual salaries to provide executives a base level of compensation for services rendered during the year. Base salaries are also designed to help achieve our objectives of attracting and retaining executive talent. Adjustments to base salaries are based on the Company’s market-based job architecture, which takes into consideration the responsibilities of the executives, the Compensation Committee’s evaluation of the market demand for executives with similar capability and experience, and each individual NEO’s progress towards assigned strategic imperatives and concrete personal objectives.
2021 Salaries
The following table shows the 2021 annual base salary amounts for each NEO.
Name	2020 Year-End Base Salary ($)	2021 Year-End Base Salary ($)	Aggregate % Increase
Jeffrey A. Graves	825,000	849,800	3.0
Jagtar Narula	400,000	412,000	3.0
Menno Ellis	400,000	412,000	3.0
Andrew M. Johnson	374,000	385,300	3.0
Reji Puthenveetil	400,000	412,000	3.0
The Compensation Committee maintained 2021 base salaries for all NEOs at the same levels in effect at the end of 2020 through June 2021. The Compensation Committee approved a Company-wide merit increase of 3% for all employees, including our NEOs, effective July 2021 in recognition of the Company’s strong financial performance in the first half of 2021.
Annual Bonus Program
Our Annual Bonus Program is designed to motivate our executives, including our NEOs, to achieve defined financial performance targets which can be measured and evaluated on an annual basis.

This program is adopted annually and designed with our strategic objectives in mind. The Annual Bonus Program is designed so that the pool available for payout thereunder is based 100% on the achievement of pre-determined corporate financial objectives established during the Company’s annual financial planning process. Under the Annual Bonus Program, if the pre-determined corporate financial objectives are achieved and the pool is funded, the allocation of the pool among participants is based on each participant’s level within the Company’s job architecture. Annual bonus awards are not guaranteed and are not awarded unless the pre-determined corporate financial objectives are achieved at pre-defined levels. Even if the pre-determined corporate financial objectives are achieved, our Compensation Committee retains discretion to reduce the funding of the Company-wide annual bonus plan pool or any individual participant’s award. This pay-for-performance plan aligns executive performance with the Company’s annual financial performance.
As an overriding condition, a failure to perform in accordance with our Code of Conduct or Code of Ethics may serve as a basis for a participant in this program not to receive a bonus payout. We consider this aspect of our Annual Bonus Program to be consistent with sound principles of corporate governance.
As part of its goal-setting process, the Compensation Committee establishes current-year target incentive awards for each NEO with the following principles in mind:
•
Targets are used to determine the amount of any annual bonus that our NEOs can expect to receive if we achieve our financial objectives for the year in question. In setting these target bonus awards, the Compensation Committee considers each NEO’s level of responsibility and the recommendations of our CEO.

•
Target bonus awards are set at levels that are designed to link a substantial portion of each NEO’s total annual compensation opportunity to attaining the corporate objectives. Although generally higher, the Compensation Committee aims for at least one-third of each NEO’s annual cash compensation opportunity to be at risk. See “Grants of Plan-Based Awards in 2021” below for a summary of target bonus awards for the NEOs applicable to 2021.

•	No minimum incentive awards are guaranteed to NEOs. The pool for the annual incentive plan is not funded unless the Company achieves certain pre-determined financial objectives.
•	Base target amounts represent the bonus awards that could be awarded assuming achievement of 100% of the pre-determined financial objectives.
•
Maximum amounts represent the maximum amount that may generally be awarded to each NEO under the program for the year in question. Our maximum annual incentive awards were equal to 150% of the target annual bonus awards for each of our NEOs during 2021.

Financial objectives are determined based on our business plan for the year in question. This business plan is developed by management and approved by the Board of Directors. The Compensation Committee maintains the ability to adjust performance objectives for extraordinary items and other items as it deems appropriate based on pre-approved guidelines the Compensation Committee has set regarding the potential impact to performance objectives due to extraordinary transactions.
With respect to financial measures, 100% of each NEO’s bonus related to each financial measure would generally be deemed to have been earned if the target for that financial measure is fully achieved.
2021 Annual Bonus Program
Consistent with the principles discussed above, in December 2020, the Compensation Committee approved an annual bonus program for 2021. The 2021 target bonus awards for each NEO were set at 60% of their 2021 base salaries, except for Dr. Graves whose 2021 target incentive award was set at 100% of his 2021 base salary. The 2021 threshold and maximum annual bonus award for all NEOs were set at 50% and 150%, respectively, of the target annual bonus award.
The Compensation Committee approved the following performance objectives, selected to reflect the Company’s focus on top-line revenue growth and alignment with investor focus and strategic business plan priorities, for the funding of the 2021 Annual Bonus Program:
•	50% of the funding of the 2021 Annual Bonus Program pool was based on the achievement of our annual revenue budget; and

•	50% of the funding of the 2021 Annual Bonus Program pool was based on the achievement of our annual budgeted level of adjusted EBITDA.
Each performance objective is independent of the other and could be earned irrespective of achievement of the other objective. The Compensation Committee set revenue and adjusted EBITDA goals for 2021 consistent with the Company’s consolidated budget approved by the Board, with revenue targeted at $545.4 million and adjusted EBITDA targeted at $40.9 million, noting that performance assessments should be adjusted for impact of any lost or gain to revenue or EBITDA due to divestitures (or any significant corporate actions taken in response to divestitures or acquisitions) in 2021. The Compensation Committee further determined that partial payout could be earned based upon 80% and 60% achievement of revenue and adjusted EBITDA targets, respectively, which would payout at 25%, and that payout above target could be earned based upon 110% and 120% achievement of revenue and adjusted EBITDA targets, respectively, which would payout at 150% of target.
In the third quarter of 2021, we completed our four-phase plan to deliver increased long-term value to our stockholders with the completion of divestitures of parts of the business that do not align with our strategic focus. These divestitures of non-core assets were an important step in our plans to refocus on our core mission and enable deployment of our investment efforts on additive manufacturing solutions. To reflect the impact of these divestitures, the Company revised its 2021 consolidated budget to update expectations for both top-line and bottom-line growth of our core business. The net impact of the budget adjustments resulted in a decrease of budgeted full year revenue for 2021 from $545.4 million to $511.1 million(1) and an increase in budgeted full year adjusted EBITDA for 2021 from $40.9 million to $49.0 million.(2)
The Compensation Committee set the financial objectives for the Annual Bonus Program based on our 2021 business plan. Budget adjustments to the Annual Bonus Plan were approved by the Compensation Committee, which comprised a decrease in budgeted revenue and an increase in budgeted adjusted EBITDA. The Compensation Committee determined that adjustments to the financial objectives for the Annual Bonus Program were in the best interest of both the Company and stockholders, as these adjustments were made to accurately reflect the financial goals of the core business for the year. Specifically, the Compensation Committee approved a decrease of the revenue target for the 2021 Annual Bonus Program from $545.4 million to $511.1 million and an increase of the adjusted EBITDA target for the 2021 Annual Bonus Program from $40.9 million to $49.0 million. The final terms of the 2021 Annual Bonus Program are summarized below:
2021 Bonus Plan
Payout Curve	25% Payout	50% Payout	100% Payout	150% Payout
Revenue
Perf Goals	$408.8	$459.9	$511.1	$562.2
Perf Goals as % of Target	80%	90%	100%	110%
Adjusted EBITDA
Perf Goals	$29.4	$39.2	$49.0	$58.8
Perf Goals as % of Target	60%	80%	100%	120%
(1)	Adjustments to revenue included the impact of certain divestitures (-$39.0 million) and R&D reimbursements ($4.7 million).
(2)
Adjustments to adjusted EBITDA included the impact of divestitures (-$9.3 million), payout of 2021 annual bonus amounts in equity versus cash to certain employees ($15.0 million) and increase of cash bonus amounts ($2.0 million).

The results of the Company’s 2021 financial performance were measured against these pre-established performance goals after the completion of the Company’s 2021 audit. For 2021, revenue was reported at $615.6 million and adjusted EBITDA was reported at $74.1 million. These results exceeded maximum performance goals resulting in approval by the Compensation Committee to fund the 2021 annual bonus pool at 150% of target. Eligible participants under the 2021 Annual Bonus Program, including our NEOs, received their awards in shares of immediately vested Common Stock in lieu of cash as follows:
Name	Payment Amount(1) ($)	Shares of Common Stock Issued (#)
Jeffrey A. Graves	1,274,700	80,626
Jagtar Narula	370,800	23,453
Menno Ellis	370,800	23,453
Andrew M. Johnson	346,770	21,933
Reji Puthenveetil	370,800	23,453
(1)
Represents payout of 150% of target Annual Bonus Award. The number of immediately vested Common Stock awarded was determined by dividing the payout amount by the closing price of our common stock ($15.81) on March 3, 2022, the date of grant, rounded down to the nearest whole share.

Long-Term Equity Compensation
Our long-term equity compensation program is designed to attract, retain and motivate our executives, including our NEOs, and to align their interests with those of our stockholders and the Company’s long-term strategic objectives. Our equity program is a key component in our strategy to hire and retain top talent in a highly competitive environment.
The Compensation Committee administers our 2015 Incentive Plan. Under that plan, the Compensation Committee is authorized to grant restricted stock awards, restricted stock units (“RSUs”), stock options, stock appreciation rights and other awards that are provided for under the 2015 Incentive Plan to our employees and the employees of our subsidiaries as the Compensation Committee determines to be eligible for awards. Awards granted to a participant are based upon a number of factors, including the recipient’s position, salary and performance, as well as our overall corporate performance.
The 2015 Incentive Plan is intended to provide an effective method of motivating performance from key employees, including our NEOs, and for creating an alignment of interests in participants with the interests of our stockholders. Awards are made under the 2015 Incentive Plan as long-term incentive compensation to NEOs and other key employees when the Compensation Committee believes such awards are appropriate. The Compensation Committee makes awards both to reward performance and to motivate the recipient’s long-term performance.

Long-Term Incentive Compensation Program
The Compensation Committee divides long-term equity grants for executives equally between restricted stock awards with time-based vesting conditions and performance share units (“PSUs”). Time based awards are used to drive retention of executive talent, while PSUs drive alignment of executive performance with long-term stockholder value. The PSUs typically are granted in the first quarter of the performance year, upon completion of the budgeting process to support the selection of appropriate performance targets. Historically, PSU awards can only be earned by the NEOs upon our achievement of pre-determined levels of financial performance. The long-term equity target compensation amounts approved for each of our NEO’s 2021 LTI awards were as follows:
Name	2021 LTI Award at Target(1) ($)
Jeffrey A. Graves	2,750,000
Jagtar Narula	1,000,000
Menno Ellis	1,000,000
Andrew Johnson	850,000
Reji Puthenveetil	1,000,000
(1)	See “2021 Long-Term Incentive Awards” below for further details on these 2021 LTI awards.
Long-Term Equity Features
Restricted stock awards and PSU awards issued pursuant to the 2015 Incentive Plan remain subject to forfeiture until the vesting of such shares pursuant to the terms of the applicable award.
Shares of restricted stock, RSUs, and PSUs issued pursuant to the 2015 Incentive Plan may not be sold, transferred or encumbered by the employee before they vest or are earned, as applicable. The compensation associated with these awards is expensed over the vesting period. The shares covered by restricted stock awards are considered outstanding upon issuance following the acceptance of each award for the purpose of calculating diluted earnings per common share, and holders of shares issued pursuant to restricted stock awards are entitled to vote such shares and to receive any dividends declared in respect of our Common Stock upon vesting of the award shares. Shares covered by RSUs and PSUs are not considered outstanding until vested except, in each case, for the purpose of calculating diluted earnings per common share. The holders of PSUs are not entitled to vote shares or receive any dividends declared with respect to the shares covered by such awards.
2021 Long-Term Incentive Awards
In January 2021, the Compensation Committee made LTI awards of restricted stock and PSUs under the 2015 Incentive Plan to executives, including the NEOs, to reflect the contributions that those individuals have made to our operations and financial condition, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders. Restricted stock awards vest ratably over three years beginning on the first anniversary of the date of grant. The performance share units only vest if both performance and service-based criteria are met.
The Compensation Committee approved the use of absolute total stockholder return (“TSR”) as the performance objective for the 2021 PSUs awarded to our NEOs. The transition from Company-specific financial objectives to a market-based measure reflected the desire to focus executives on the execution of the Company’s long-term strategic objective to increase stockholder value. TSR will be assessed as a specified percentage increase in the price of the Company’s Common Stock over the average closing price of the Company’s Common Stock for the 20 consecutive trading days ended January 11, 2021, which was $13.00. Specifically, a 50% increase will earn 50% of the target PSUs, a 75% increase will earn 100% of the target PSUs and a 100% increase will earn 150% of the target PSUs. Each price hurdle must be met for 10 consecutive trading days, and price hurdles may be met at any time during the performance period ending on the third anniversary of the date of grant. At the end of the performance period, if the performance-based criteria are met, all PSUs earned will convert into immediately vested stock.

In determining 2021 LTI target award amounts, the Compensation Committee considered corporate performance, competitive market data for each individual, the level of the individual’s responsibility, prior compensation and retentive impact of that prior compensation and individual contributions to the Company. The restricted stock awards and target PSUs made to our NEOs in January 2021 were as follows:
Name	Restricted Stock (#)	Target Performance Share Units (#)	Aggregate Fair Market Value of Grants(1) ($)
Jeffrey A. Graves	105,748	105,748	6,378,719
Jagtar Narula	38,454	38,454	2,319,545
Menno Ellis	38,454	38,454	2,319,545
Andrew Johnson	32,686	32,686	1,971,620
Reji Puthenveetil	38,454	38,454	2,319,545
(1)
The amounts represent the aggregate grant date fair value of the restricted stock and of the PSUs computed in accordance with ASC Topic 718. For restricted stock, such amounts are determined by multiplying the number of shares awarded by the closing price of our Common Stock on January 12, 2021 ($24.24), the date of grant. For PSUs, the grant date fair value ($36.08) was determined using a Monte Carlo simulation technique under the option pricing method. Assumptions used in the calculation of these amounts are included in Note 18 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021.

In January 2024, the Compensation Committee will certify performance under the 2021 PSUs and determine, within a range of 0-150% of target, the number of shares earned.
Employment Agreements and Other Agreements with NEOs
The Company entered into employment agreements with each of our NEOs. Each of these agreements was determined based on negotiations with the applicable NEO and taking into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in our industry and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.
Dr. Jeffrey A. Graves
Dr. Graves’ employment agreement provides for a minimum base annual salary of $825,000 and a target bonus opportunity equal to 100% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Dr. Graves to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Dr. Graves’ employment agreement he was granted the following outstanding equity awards:
•
an initial restricted stock award for shares of Common Stock with a value of $2,000,000 that vests 20%, 40%, and 40% on December 31, 2020, December 31, 2021, and December 31, 2022, respectively, subject to his continued employment, and

•
a long-term equity grant with a value of $2,500,00 equally divided between a time-based restricted stock award that vests in 3 equal installments on each of the first, second, and third anniversaries of the date of grant, and a PSU award, which may be earned during the three-year period ending on May 11, 2023 based on the achievement at threshold (25%), target (50%), and maximum (75%) TSR, which would earn 50%, 100%, and 150% of the PSUs, respectively, subject to his continued employment.

Our employment agreement with Dr. Graves provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Dr. Graves or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Dr. Graves for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 44 below.

Jagtar Narula
Mr. Narula’s employment agreement provides for a minimum base annual salary of $400,000 and a target bonus opportunity of not less than 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Narula to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Mr. Narula’s employment agreement he was granted the following outstanding equity award:
•
an initial time-based restricted stock award for shares of Common Stock with a value of $1,800,000 that vests in two equal annual installments on the first and second anniversaries of the date of grant, subject his continued employment.

Our employment agreement with Mr. Narula provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Narula or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Narula for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 44 below.
Menno Ellis
Mr. Ellis’ employment agreement provides for a minimum base annual salary of $330,000. Mr. Ellis is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Ellis to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. His agreement also provides that his primary work location will be his home office in Dallas, Texas.
Our employment agreement with Mr. Ellis provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Ellis or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Ellis for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 44 below. Mr. Ellis’ employment agreement automatically extended for an additional one-year period in November 2021.
Andrew M. Johnson
Mr. Johnson’s employment agreement provides for a minimum base annual salary of $333,000. Mr. Johnson is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Johnson to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.
Our employment agreement with Mr. Johnson provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Johnson or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Johnson for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 44 below. Mr. Johnson’s employment agreement automatically extended for an additional one-year period in June 2021.

Reji Puthenveetil
Mr. Puthenveetil’s employment agreement provides for a minimum base annual salary of $400,000 and a target bonus opportunity of not less than 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Puthenveetil to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Mr. Puthenveetil’s employment agreement he was granted the following outstanding equity awards:
•
a long-term equity grant with a value of $1,000,00 equally divided between a time-based restricted stock award, that vests in 3 equal installments on October 1 of 2021, 2022, and 2023, and a PSU award, which may be earned during the period commencing on October 1, 2020 and ending on the third anniversary based on the achievement at threshold (25%), target (50%), and maximum (75%) TSR, which would earn 50%, 100%, and 150% of the PSUs, respectively, and

•
a 2021 long-term equity award for shares of Common Stock with a value equal to $1,000,000, equally divided between time-based restricted stock and PSUs, issued pursuant to the performance criteria set by the Compensation Committee as part of its 2021 executive compensation program.

Vesting of the equity awards described above will continue in the ordinary course schedule if (a) Mr. Puthenveetil is terminated without cause or he terminates his employment as a result of constructive discharge (as defined in his agreement) on a date prior to March 31, 2024, or (b) if Mr. Puthenveetil voluntarily terminates his employment for any reason after October 1, 2022.
Our employment agreement with Mr. Puthenveetil provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Puthenveetil or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Puthenveetil for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 44 below.
Change of Control Severance Policy
On February 22, 2018, the Compensation Committee adopted the Company’s Change of Control Severance Policy (the “COC Severance Policy”). The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our CEO and all Executive Vice Presidents and Senior Vice Presidents, which includes all of our NEOs. For a more detailed discussion of the benefits payable to our NEOs under the COC Severance Policy, see “Potential Benefits upon Termination or Change of Control” beginning on page 44 below.
Other Compensation Matters
Benefits and Perquisites
We provide our employees, including the NEOs, with a benefit program that we believe is reasonable, competitive and consistent with the objectives of our compensation program. As a matter of policy, the Compensation Committee does not award personal benefits or perquisites to our NEOs that are unrelated to our business. However, under certain circumstances discussed below, the Compensation Committee has approved certain personal benefits or perquisites that are either provided to a NEO by contract or that it deemed to be in our interests in order to induce executives to commence or maintain employment with us. Those amounts are reported in the Summary Compensation Table.
Our executives, including the NEOs, are eligible to participate in employee benefit programs that we provide to our employees generally, which include a group insurance program providing group health, dental, vision, life and long-term disability insurance. Other benefits include a Section 401(k) plan, health savings accounts, flexible spending accounts for health and dependent care expenses, sick leave, holiday time and vacation time.

In general, the Compensation Committee strives to mitigate the use of non-performance-based forms of compensation without jeopardizing the Company’s ability to offer a comprehensive compensation program that will attract and retain executives in a competitive market.
Accounting and Tax Considerations
The Compensation Committee generally considers the financial accounting implications of stock awards and other compensation to the Company’s executive officers in evaluating and establishing the Company’s compensation policies and practices. The Compensation Committee believes that in establishing incentive compensation programs for our NEOs, the potential deductibility of the compensation payable should be one of several factors taken into consideration. Therefore, while the Compensation Committee considers tax deductibility in making executive compensation program decisions, the Compensation Committee’s primary consideration is whether the executive compensation programs align the interests of our executives with those of our stockholders.
Stock Performance
While we generally consider matters such as stock performance and TSR in making compensation decisions, we do not consider them as controlling factors in making compensation decisions.
Our priorities and the priorities of our management are centered on achieving our strategic objectives, meeting customer needs, new product development, increasing cash generation, identifying, completing and successfully integrating strategic investments, and promoting operational excellence and innovation. The pursuit of such longer range objectives is not necessarily consistent with producing short-term results to increase our stock price or stockholder return, but we believe that pursuing these longer-range objectives should result in performance that is more likely to maximize total return to our stockholders over time.
Since our executive compensation is based upon factors relating to our growth and profitability, as well as TSR, and the performance of our business as well as the contributions of each of our executives to achieving our objectives, we believe that we have provided appropriate incentives to align management’s interests with our long-term growth and development and the interests of our stockholders. We also believe that there are many ways in which our executives contribute to building a successful company. While our financial statements and stock price reflect the results of some of those efforts, many long-term strategic decisions made in pursuing our growth and development may have little visible impact on our stock price in the short-term.
Executive Stock Ownership Guidelines
Our executive officers and certain other senior management are required to maintain a minimum equity stake in the Company. This policy reflects the Board’s belief that our most senior executives should maintain a significant personal financial stake in 3D Systems to promote long-term stockholder value. In addition, the policy helps align executive and stockholder interests, which reduces the incentive for excessive short-term risk taking. Each of our NEOs and certain other senior officers are required to acquire and maintain ownership of shares of our Common Stock equal to a specified multiple of his or her base salary, which ranges from one to six times base salary, as shown in the table below. Each officer subject to a share ownership requirement must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement.
Title	Minimum Stock Ownership Requirement
Chief Executive Officer	6x annual base salary
Chief Financial Officer	3x annual base salary
Other Executive Officers (EVPs)	2x annual base salary
Other Senior Officers (SVPs)	1x annual base salary
Policy on Hedging Transactions
Our Policy Statement Governing Insider Trading (the “Insider Trading Policy”) prohibits any directors, officers, employees, or consultants of the Company or any of its subsidiaries or affiliates from engaging in short-term or speculative transactions in our securities. This policy includes within its coverage short sales, which for directors and executive officers of the Company are prohibited by Section 16 of the Exchange Act. It also prohibits transactions in publicly traded options, such as puts, calls, and other derivative securities, or purchase financial investments (including prepaid variable forward contracts, equity sweeps, collars, and exchange funds), or the engagement in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Common Stock. The Insider Trading Policy requires that our directors and executive officers pre-clear any transactions in our securities with our Chief Legal Officer or Assistant General Counsel.
Clawbacks of Incentive Compensation
As part of our Corporate Governance Guidelines, the Board has adopted a policy on the clawback of incentive compensation. Under the terms of this policy, following a restatement of the Company’s financial results the Board or an appropriate Board committee must conduct a reasonable investigation into whether the restatement was caused by any fraud, illegal act, or misconduct by one or more of our executive officers. If the Board or an appropriate Board committee has determined that any fraud, illegal act, or intentional misconduct by one or more executive officers caused, directly or indirectly, the Company to restate its financial statements, subject to applicable law, the Board will take, exercising its business judgment, such action as it deems necessary to remedy the misconduct and prevent its recurrence. The Board, subject to applicable law, may require reimbursement of any bonus or cash or equity incentive compensation awarded to such officers and/or effect the cancellation of unvested restricted stock or outstanding stock option awards previously granted to such officers in the amount by which such compensation exceeded any lower payment that would have been made based on the restated financial results. The Company will report publicly any decision by the Board to recover any particular award of bonus or incentive compensation or cancel unvested restricted stock or outstanding stock option awards (and associated stock appreciation rights) pursuant to this policy.
In addition, each award granted under the 2015 Incentive Plan is subject to the condition that we may require that such award be returned and that any payment made with respect to such award must be repaid if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made or on the date the award was granted or exercised or vested or earned, as applicable.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the section titled “Compensation Discussion and Analysis.” Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this Proxy Statement.
Compensation Committee:
Kevin S. Moore, Chair
William E. Curran
William D. Humes
Jim D. Kever

Summary Compensation Table
The following table presents information regarding the compensation of each of the NEOs for services rendered during 2021, 2020 and 2019.
Name and Principal Position(1)	Year	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Jeffrey Graves President and Chief Executive Officer	2021	837,400	—	6,378,719	1,274,697	83,434	8,574,250
	2020	488,654	—	5,332,933	—	95,773	5,917,360
Jagtar Narula Executive Vice President and Chief Financial Officer	2021	406,000	—	2,319,545	370,792	5,594	3,101,931
	2020	115,385	—	1,859,532	—	—	1,974,917
Menno Ellis Executive Vice President - Healthcare Solutions	2021	406,000	—	2,319,545	370,792	8,400	3,104,737
	2020	376,562	—	742,144	98,000	8,400	1,225,105
Andrew Johnson Executive Vice President, Chief Legal Officer and Secretary	2021	379,650	—	2,251,252	346,761	8,400	2,986,063
	2020	360,446	—	733,307	91,630	8,400	1,193,783
	2019	346,000	—	792,543	30,820	75,401	1,244,764
Reji Puthenveetil Executive Vice President - Industrial Solutions	2021	406,000	—	2,319,545	370,792	38,687	3,135,024
	2020	167,308	—	1,148,862	—	16,428	1,332,598
(1)	This column includes the name and principal position of each NEO during the year ended December 31, 2021.
(2)	The amounts in the salary column represent the salary paid to each NEO with respect to each year during which he was a NEO.
(3)
The amounts reported in this column for 2021 represent the aggregate grant date fair value computed in accordance with ASC Topic 718 of restricted stock awards and PSU awards. The value of restricted stock awards was determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. The value of the PSU awards, which have a market-based performance metric and three-year performance period, was determined using a Monte Carlo simulation technique under the option pricing method. For these PSUs, achievement of the highest level of performance conditions would result in the NEOs receiving 150% of the target amounts These amounts are as follows: Dr. Graves, $5,732,082; Mr. Narula, $2,081,130; Mr. Ellis, $2,081,130; Mr. Johnson, $1,768,966; and Mr. Puthenveetil, $2,081,130. See “2021 Long-Term Incentive Awards” above. Assumptions used in the calculation of these amounts are included in “Note 18 – Stock-Based Compensation” to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)
The amounts represent annual bonuses awarded to each NEO under the 2021 Annual Bonus Program were settled in immediately vested shares of Common Stock as follows: Dr. Graves, 80,626 shares; Mr. Narula, 23,453 shares; Mr. Ellis, 23,453 shares; Mr. Johnson, 21,933 shares; and Mr. Puthenveetil, 23,453 shares.

(5)
The amounts represent matching contributions made by the Company in accordance with the terms of the Company’s 401(k) Plan for all NEOs. Additional amounts included in the “All other Compensation” column for 2021 include: (a) for Mr. Graves, payment of $75,034 in relocation benefit payment, and (b) for Mr. Puthenveetil, $36,103 in commuting benefit payments, which includes $15,240 in rent reimbursement for temporary housing in Rock Hill, SC, $8,428 in mileage expense, and $12,435 as a tax gross-up on these amounts.

Grants of Plan-Based Awards in 2021
The following table sets forth information with respect to plan-based awards granted in 2021. The threshold, target, and maximum amounts represent the incentive awards for the 2021 Annual Bonus Program and the PSUs that could be awarded assuming achievement of the pre-determined performance metric over the three-year performance period (such achievement to be certified by the Compensation Committee subsequent to the completion of the performance period). Annual bonus award payouts earned by the NEOs with respect to 2021 Annual Bonus Program were equal to 150% of target and settled in shares of immediately vested Common Stock in lieu of cash. See “2021 Annual Bonus Program” above.
			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey Graves	2021 Bonus Program		424,900	849,800	1,274,700(3)
	2021 LTI PSUs	1/12/2021				52,874	105,748	158,622		3,815,388
	2021 LTI RSAs	1/12/2021							105,748	2,563,332
Jagtar Narula	2021 Bonus Program		123,600	247,200	370,800(3)
	2021 LTI PSUs	1/12/2021				19,227	38,454	57,681		1,387,420
	2021 LTI RSAs	1/12/2021							38,454	932,125
Menno Ellis	2021 Bonus Program		123,600	247,200	370,800(3)
	2021 LTI PSUs	1/12/2021				19,227	38,454	57,681	38,454	1,387,420
	2021 LTI RSAs	1/12/2021								932,125
Andrew Johnson	2021 Bonus Program		115,590	231,180	346,700(3)
	2021 LTI PSUs	1/12/2021				16,343	32,686	49,029		1,179,311
	2021 LTI RSAs	1/12/2021							32,686	792,309
	2021 Recognition Award	1/12/2021							11,536	279,633
Reji Puthenveetil	2021 Bonus Program		123,600	247,200	370,800(3)
	2021 LTI PSUs	1/12/2021				19,227	38,454	57,681		1,387,420
	2021 LTI RSAs	1/12/2021							38,454	932,125
(1)	The amounts in these columns represent performance share units that vest in full on or about January 12, 2024, based on achievement of TSR over a 3-year performance period.
(2)
The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 18 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)	The amounts payable under the 2021 Annual Bonus Program were paid in grants of immediately vested Common Stock at the fair market value on the date of grant.

Outstanding Equity Awards at Year-End 2021
The following table presents information with respect to equity awards made to each of NEOs that were outstanding on December 31, 2021.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Jeffrey Graves	5/26/2020	—	—	—	—	108,843(3)	2,344,478	—	—
	5/26/2020	—	—	—	—	113,378(4)	2,442,162	—	—
	5/26/2020	—	—	—	—	—	—	170,068(10)	3.663.265
	1/12/2021	—	—	—	—	105,748(4)	2,277,812	—	—
	1/12/2021	—	—	—	—	—	—	105,748(10)	2,277,812
Jagtar Narula	9/14/2020	—	—	—	—	144,694(5)	3.116.709	—	—
	1/12/2021	—	—	—	—	38,454(10)	828,299	—	—
	1/12/2021	—	—	—	—	—	—	38,454(10)	828,299
Menno Ellis	12/1/2016	—	100,000	13.28	12/1/2026	—	—	—	—
	12/1/2016	—	—	—	—	—	—	20,000(11)	430,800
	2/15/2019	—	—	—	—	6,091(7)	131,200	—	—
	12/13/2019	—	—	—	—	4,164(7)	89,693	—	—
	2/18/2020	—	—	—	—	18,333(4)	394,893	—	—
	7/17/2020	—	—	—	—	7,288(4)	156,984	—	—
	1/12/2021	—	—	—	—	38,454(6)	828,299	—	—
	1/12/2021	—	—	—	—	—	—	38,454(10)	828,299
Andrew Johnson	7/26/2016	—	160,000	13.25	7/26/2026	—	—	—	—
	7/26/2016	—	—	—	—	—	—	40,000(11)	861,600
	2/15/2019	—	—	—	—	7,919(7)	170,575	—	—
	12/13/2019	—	—	—	—	4,036(7)	86,935	—	—
	2/18/2020	—	—	—	—	20,151(4)	434,053	—	—
	1/12/2021	—	—	—	—	32,686(6)	704,056	—	—
	1/12/2021	—	—	—	—	11,536(8)	248,485	—	—
	1/12/2021	—	—	—	—	—	—	32,686(10)	704,056
Reji Puthenveetil	10/5/2020	—	—	—	—	61,808(9)	1,331,344	—	—
	10/5/2020	—	—	—	—	—	—	92,712(10)	1,997,016
	1/12/2021	—	—	—	—	38,454(6)	828,299	—	—
	1/12/2021	—	—	—	—	—	—	38,454(10)	828,299
(1)	Option awards in this column vest upon the satisfaction of certain share price performance conditions.
(2)	Value calculated based on the $21.54 closing price of our stock on December 31, 2021.
(3)	The outstanding balance of this award vests in full on December 31, 2022.
(4)	The outstanding balance of this award vests in equal installments on the second and third anniversaries of the grant date.
(5)	The outstanding balance of this award vests in full on the second anniversary of the grant date.
(6)	Award vests in equal installments over a three-year period on the first, second and third anniversaries of the grant date.
(7)	The outstanding balance of this award vests on the third anniversary of the grant date.
(8)	Award vests in full on January 12, 2022.
(9)	Outstanding balance of award vests in equal installments on October 1, 2022, and October 1, 2023.

(10)	Amount represents the number of PSU awards based on achievement of target performance over a three-year performance period.
(11)	Restricted stock awards that vest upon the satisfaction of certain share price and financial performance conditions.
Option Exercises and Stock Vested in 2021
No options were exercised by our NEOs in 2021. Shares of restricted Common Stock and RSUs held by the NEOs vested as follows during 2021:
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jeffrey Graves	175,922	4,413,700
Jagtar Narula	146,225	4,383,019
Menno Ellis	25,419	1,004,557
Andrew Johnson	25,754	1,091,564
Reji Puthenveetil	32,196	905,385
(1)	Amounts reflect the aggregate market value of our Common Stock based on the closing price of our Common Stock on the applicable vesting date.
Potential Benefits upon Termination or Change of Control
Graves Employment Agreement
Under his employment agreement, Dr. Graves would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in his agreement), become entitled to receive the following:
•	An amount equal to 150% of his base salary, payable in 18 equal monthly installments;
•	Any accrued but unpaid base salary as of the termination date;
•	Any accrued but unused vacation time;
•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated;
•	Acceleration of any unvested shares remaining under his new hire time-based equity award; and
•
If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 18 months from the termination date or (2) the date the NEO is no longer eligible for COBRA coverage.

In the event of termination by the Company without “cause” or resignation for “constructive discharge” within 180 days before or two years after a “change of control” (as defined in his employment agreement), Dr. Graves is entitled to receive a lump sum cash payment equal to: (i) two times the sum of his base salary and target annual bonus, (ii) a pro rata portion of his target annual bonus for the fiscal year in which the termination occurs, (iii) accelerated vesting of the unvested shares under all outstanding time-based equity award and conversion of outstanding PSUs into immediately accelerated RSAs, and (vi) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) for 24 months.
Narula, Ellis, Johnson and Puthenveetil Employment Agreements
Under their employment agreements, Messrs. Narula, Ellis, Johnson and Puthenveetil would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in their respective agreements), become entitled to receive the following:
•	An amount equal to the NEO’s base salary, payable in 12 equal monthly installments;
•	Any accrued but unpaid base salary as of the termination date;

•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated; and
•
If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 12 months from the termination date; or (2) the date the NEO is no longer eligible for COBRA coverage.

•
Vesting of the equity awards granted to Mr. Puthenveetil in 2020 would continue in the ordinary course schedule if he was terminated without cause or he terminated his employment as a result of constructive discharge (as defined in his agreement) on December 31, 2020.

See “Change of Control Severance Policy” below for a description of payments to be received by these NEOs upon a termination in connection with a change of control.
Change of Control Severance Policy
On February 22, 2018, the Compensation Committee adopted the Company’s the COC Severance Policy. The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our CEO and all Executive Vice Presidents and Senior Vice Presidents (each, a “Participant”), which includes all of our NEOs.
A Participant is entitled to benefits under the COC Severance Policy in the event of a termination of the Participant’s employment by the Company without “Cause” or by the Participant for “Constructive Discharge” either (a) on or before the second anniversary of the date of a “Change of Control” (as such terms are defined in the COC Severance Policy) or (b) in certain circumstances, within six months prior to the date that the Change of Control occurs (a “Qualifying Termination”). The COC Severance policy does not change the terms of any plans or arrangements that may provide for severance benefits in case of a termination of employment not in connection with a Change of Control. The COC Severance Plan also includes provisions intended to avoid duplication of benefits with the severance benefits that otherwise may be payable under any other plan or arrangement upon a Qualifying Termination.
In the event of a Qualifying Termination, a Participant will receive a lump sum cash payment equal to: (i) a multiple (which is 2.0 for our CEO and 1.5 for all other Participants) times the sum of the Participant’s base salary and target annual bonus, (ii) a pro rata portion of the Participant’s target annual bonus for the fiscal year in which the termination occurs, and (iii) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) as elected by the Participant (for the Participant and his or her eligible dependents) at the time of the Qualifying Termination multiplied by a number of months equal to 24 for our CEO and 18 for each other Participant. A Participant’s right to receive this payment and benefits is subject to his or her execution of a general release of claims against the Company.
In addition, the COC Severance Policy provides that all outstanding performance-based equity awards granted after the effective date of the COC Severance Policy shall be converted in their entirety to timed-based equity awards upon the occurrence of a Change of Control based on the assumption that the performance goals are achieved at target. The vesting of performance-based equity awards that are converted to time-based equity awards shall occur upon the same vesting schedule upon which the former performance metrics would have been measured and shall vest in full upon a Qualifying Termination. Additionally, if a Participant incurs a Qualifying Termination, all outstanding time-based awards equity awards, including converted performance-based equity awards that are held by a Participant and were granted after the effective date of the COC Severance Policy shall become fully vested and all forfeiture restrictions shall lapse.
The following table reflects the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of December 31, 2021, and include estimates of the amounts that would be paid to each executive officer upon such NEO’s termination. The table only includes additional benefits that result from the termination and does not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. None of our NEOs is entitled to any additional benefits in connection with a Change of Control without a related termination of employment.
Name(1)	Without Cause or Good Reason (not in Connection with a Change in Control)(2)	Death or Disability(3)	Termination in Connection with a Change in Control)(4)
Jeffrey A. Graves	$4,918,158	$3,619,175	$12,848,858
Jagtar Narula	$3,903,739	$370,792	$5,240,158
Menno Ellis	$787,031	$370,972	$2,896,218
Andrew M. Johnson	$736,999	$346,761	$2,856,724
Reji Puthenveetil	$783,681	$370,792	$4,907,202
(1)
None of the NEOs will receive any special benefits in the event of voluntary separation without good reason or termination for cause. Under standard plan provisions, the NEOs will continue to be eligible for benefits under the Company’s medical and dental plans until the last day of the month in which termination occurs. Any bonus earned in the year of termination is forfeited.

(2)
Amounts in this column represent the cash and benefits to be paid to the NEO in the event of termination by the Company without cause or resignation with good reason (each as defined in the NEO’s employment agreement). For Dr. Graves the severance benefits represent (i) 18 months of base salary, (ii) payment of the bonus earned under the 2021 Annual Bonus Program, (iii) accelerated vesting of the unvested shares under his new hire RSA award (101,843 shares), and (iv) COBRA reimbursement for 18 months.

For Mr. Narula, severance benefits represent: (i) 12 months of base salary, (ii) payment of the bonus earned under the Annual Bonus Program, (iii) accelerated vesting of the unvested shares under his new hire RSA award (144,694 shares), and (iv) COBRA reimbursement for 12 months.
For Messrs. Ellis and Johnson, severance benefits represent: (i) 12 months of base salary, (ii) payment of the bonus earned under the 2021 Annual Bonus Program, and (iii) COBRA reimbursement for 12 months.
For Mr. Puthenveetil, severance benefits represent: (i) 12 months of base salary, (ii) payment of the bonus earned under the 2021 Annual Bonus Program, (iii) continued vesting of all outstanding equity awards (61,808 RSAs which vest in equal installments on October 1, 2022 and 2023, and 139,068 PSUs at maximum earnout that vest on October 1, 2023), and (iv) COBRA reimbursement for 12 months.
In each case, the value of accelerated equity amounts was computed based on the closing price of our Common Stock on December 31, 2021, of $21.54.
(3)
Amounts in this column represent the bonus for the year of termination that each NEO would have received in the event of termination by death or disability. Benefits for Dr. Graves also includes accelerated vesting of the unvested shares under his new hire RSA award (108,843 shares), as provided for under his employment agreement in the event of termination for death or disability. The value of the accelerated equity amount was computed based on the closing price of our Common Stock on December 31, 2021, of $21.54.

(4)
The amounts in this row are payable in the event of termination by the Company without cause or resignation for “constructive discharge” within six months prior to or two years after a “change of control.” Certain amounts are duplicative of amounts payable in the event of termination by the Company without cause or resignation for “constructive discharge” not in connection with a change of control. For Dr. Graves the severance benefits represent (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the Annual Bonus Program, (iii) accelerated vesting of the unvested shares under outstanding time-based RSA awards (327,969 shares), (iv) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 275,618 shares), and (v) COBRA reimbursement for 24 months.

For Mr. Narula, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the 2021 Annual Bonus Program, (iii) accelerated vesting of the unvested shares under outstanding time-based RSA awards (183,148 shares), (iv) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 38,454), and (v) COBRA reimbursement for 18 months.
For Messrs. Ellis and Johnson, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the 2021 Annual Bonus Program, (iii) accelerated vesting of the unvested shares under outstanding time-based RSA awards (74,330 and 76,828 shares, respectively), (iv) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 38,454 and 32,686 shares, respectively), and (v) COBRA reimbursement for 18 months.
For Mr. Puthenveetil, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the 2021 Annual Bonus Program, (iii) accelerated vesting of all outstanding time-based RSA awards (100,626 shares), (iv) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 131,166 shares), and (v) COBRA reimbursement for 18 months.
In each case, the value of accelerated equity amounts was computed based on the closing price of our Common Stock on December 31, 2021, of $21.54.

CEO Pay Ratio
As required by applicable SEC rules, we must annually disclose the annual total compensation of our median employee (excluding the CEO), the annual total compensation of our CEO, and the ratio of the CEO compensation to the median employee compensation.
For calendar 2021, our last completed fiscal year:
•	the annual total compensation of our CEO, calculated as described below from information reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $8,574,251; and
•	the annual total compensation of our median employee (excluding our CEO) was $65,638.
Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 130 to 1.
We took the following steps to identify our median employee and determine the annual total compensation of that employee and our CEO:
•
We determined that, as of December 31, 2021, our active, global employee population consisted of approximately 1,879 individuals (excluding the CEO). This population consisted of our full-time, part-time and temporary employees employed with us as of that date.

•	To identify the median employee from our employee population, we used annual base salary as of December 31, 2021.
•
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x), which are the same requirements we used to determine the annual total compensation of our CEO.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and any person owning 10 percent or more of the outstanding shares of our Common Stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of those reports. Based upon a review of those reports submitted to us, no executive officer, director, or 10 percent beneficial owner failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act for the year ended December 31, 2021, except that Jeffrey Blank, our former Executive Vice President – Engineering and Product Development, filed a late filing to report his holdings upon promotion to such position on January 1, 2021, and Anthony Grabenau, our former principal accounting officer, filed a late filing to report an annual equity award received on February 15, 2021, and a recognition equity award on March 1, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of March 28, 2022, with respect to the other persons listed in the table, the number of outstanding shares of Common Stock beneficially owned:
•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;
•	by each current director and nominee for director and each of our NEOs; and
•	by all of our directors and executive officers as a group.
Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.
	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	19,851,119(2)	15.23%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	13,457,857(3)	10.32%
Jeffrey A. Graves	567,017(4)	*
Jagtar Narula	262,054(45)	*
Menno Ellis	163,924(6)	*
Andrew M. Johnson	192,988(7)	*
Reji Puthenveetil	182,472(8)	*
Malissia Clinton	44,367	*
William E. Curran	109,394	*
Claudia N. Drayton	3,376	*
Thomas W. Erickson	124,185	*
Charles W. Hull	525,946(9)	*
William D. Humes	68,573	*
Jim D. Kever	379,657(10)	*
Charles G. McClure, Jr.	56,855	*
Kevin S. Moore	1,565,048(11)	1.20%
Vasant Padmanabhan	21,922	*
John J. Tracy	55,449	*
Jeffrey Wadsworth	56,855	*
All directors and current executive officers as a group (20 persons)	4,503,268(12)	3.45%
*	Less than one percent
(1)
Percentage ownership is based on the number of shares of Common Stock outstanding and entitled to vote as of March 28, 2022, the record date for the Annual Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock which the stockholder could acquire within 60 days of the record date.

(2)	BlackRock, Inc. filed a Schedule 13G on February 7, 2022, indicating that it has sole voting power over 19,851,119 of these shares and sole dispositive power over 19,673,689 of these shares.
(3)
The Vanguard Group filed a Schedule 13G on February 9, 2022, indicating that it has shared voting power over 223,890 of these shares, sole dispositive power over 13,123,196 of these shares, and shared dispositive power over 333,881 of these shares.

(4)
Consists of (a) 159,425 shares of Common Stock that Dr. Graves holds directly, and (b) 407,592 shares of restricted stock subject to time-based vesting conditions, including 56,690 shares of restricted stock vesting within 60 days of March 28, 2022. Excludes 275,816 PSUs, which may be earned upon the achievement of certain TSR over the applicable three-year performance period.

(5)
Consists of (a) 50,914 shares of Common Stock that Mr. Narula holds directly, and (b) 211,140 shares of restricted stock subject to time-based vesting conditions. Excludes 38,454 PSUs, which may be earned upon the achievement of certain TSR over a three-year performance period.

(6)
Consists of (a) 76,860 shares of Common Stock that Mr. Ellis holds directly, and (b) 87,064 shares of restricted stock subject to time-based vesting conditions. Excludes 38,454 PSUs, which may be earned upon the achievement of certain TSR over a three-year performance period.

(7)
Consists of (a) 129,881 shares of Common Stock that Mr. Johnson holds directly, and (b) 63,107 shares of restricted stock subject to time-based vesting conditions. Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 32,686 PSUs, which may be earned upon the achievement of certain TSR over a three-year performance period. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(8)
Consists of (a) 54,218 shares of Common Stock that Mr. Puthenveetil holds directly, and (b) 128,254 shares of restricted stock subject to time-based vesting conditions. Excludes 131,166 PSUs, which may be earned upon the achievement of certain TSR over the applicable three-year performance period.

(9)
Consists of (a) 30,946 shares of Common Stock that Mr. Hull holds directly, (b) 447,926 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees, and (c) 47,074 shares of restricted stock subject to time-based vesting conditions. Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 23,072 PSUs, which may be earned upon the achievement of certain TSR over a three-year performance period. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(10)
Consists of 379,657 shares of Common Stock that Mr. Kever holds directly. Excludes 98,673 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Kever’s children who have reached the age of majority.

(11)
Consists of (a) 8,741 shares of Common Stock that Mr. Moore owns directly, (b) 137,693 shares of Common Stock held in the name of Kevin S. Moore, Trustee, The Kevin Scott Moore 2011 Revocable Living Trust dated September 13, 2011, and (c) 1,418,614 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership as well as any pecuniary interest.

(12)	Consists of (a) 3,183,280 shares of Common Stock that this group holds directly and (b) 1,224,717 shares of restricted stock subject to time-based vesting conditions.

PROPOSAL TWO

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement, including the section entitled “Compensation Discussion and Analysis” and the accompanying compensation tables and the related narrative discussion. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.
As described in detail under the heading “Compensation Discussion and Analysis” above, we design our executive compensation program, and we pay executive compensation, in order to, among other things, attract, motivate, and retain the key executives who drive our success and industry leadership. Compensation that reflects performance and alignment of that compensation with the interests of long-term stockholders are key principles that underlie our compensation program design. Please read the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” section, for additional details about our executive compensation program, including information about the year 2021 compensation of our named executive officers.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. However, the Compensation Committee and our Board value the views of our stockholders and will carefully review and consider the voting results for this proposal when evaluating our executive compensation program and making future executive compensation decisions.
Our stockholders approved an annual say-on-pay frequency at our 2017 Annual Meeting and, as a result, our Board has adopted a policy to hold annual say-on-pay votes until the next vote on the frequency of say-on-pay votes at the 2023 Annual Meeting, or until our Board determines to hold say-on-pay votes at a different frequency.
The Board of Directors unanimously recommends you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL THREE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2015 INCENTIVE PLAN
Overview
We currently maintain the 2015 Incentive Plan, which was originally adopted by the Board of Directors on March 11, 2015, and approved by stockholders at our 2015 Annual Meeting on May 19, 2015. On March 26, 2020, the Board of Directors amended and restated the 2015 Incentive Plan to, among other items, add new shares of our Common Stock to the pool of shares available to award, and stockholders approved such amendment and restatement at our 2020 Annual Meeting on May 19, 2020 (as amended and restated through the date hereof, the “2015 Incentive Plan”).
At this Annual Meeting, we are asking stockholders to approve an amendment and restatement of the 2015 Incentive Plan (the “Amendment and Restatement”) that would (i) add 6,935,000 new shares of our Common Stock to the pool of shares available for awards and (ii) extend the term of the 2015 Incentive Plan until February 14, 2032. The Amendment and Restatement was adopted by the Board of Directors on February 15, 2022, subject to stockholder approval.
Under the 2015 Incentive Plan, the Company may issue shares of Common Stock to employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Compensation Committee may determine and designate from time to time, in the form of restricted stock, restricted stock units, stock options, stock appreciation rights (“SARs”), performance awards and incentive awards.
The Board of Directors and the Compensation Committee believe that the 2015 Incentive Plan is a key part of the Company’s compensation philosophy and programs. Our ability to attract, retain and motivate highly qualified officers, non-employee directors, key employees, consultants and advisors is critical to our success. The Board and the Compensation Committee believe that the interests of the Company and its stockholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
The Company reserved 18,300,011 shares of Common Stock for issuance pursuant to awards under the 2015 Incentive Plan. As of April 1, 2022, 944,587 shares of Common Stock remained reserved for issuance. Additionally, as of April 1, 2022, there were 5,660,347 outstanding full value awards and 420,000 outstanding options with a weighted average exercise price of $13.26 and a weighted average remaining contractual life of 4.46 years under the 2015 Incentive Plan.
In order to increase the pool of shares available for future equity award grants to continue to operate our compensation program in a manner consistent with past practices and to accommodate anticipated growth, on February 15, 2022, the Board adopted, subject to stockholder approval, the Amendment and Restatement, to (i) add 6,935,000 shares of Common Stock to the pool of shares available for equity awards and (ii) extend the term of the 2015 Incentive Plan until February 15, 2032. The proposed increase to the share pool and the extension of the term of the 2015 Incentive Plan are the only substantive changes to the 2015 Incentive Plan included in the Amendment and Restatement. We currently anticipate that if the Amendment and Restatement is approved, the number of shares reserved for awards under the 2015 Incentive Plan will be sufficient to cover our equity awards for at least three years.
The Amendment and Restatement will become effective on May 24, 2022, the date of the Annual Meeting, if approved by our stockholders, and will remain in effect until February 14, 2032, unless terminated earlier by the Board of Directors. If the Amendment and Restatement is not approved by our stockholders, the Company’s existing equity plans, including the 2015 Incentive Plan, will remain in effect in accordance with their terms and the Company may continue to make awards under such plan.

Equity Compensation Plan Key Information
The following table summarizes information regarding all the Company’s outstanding equity awards and shares available for future awards under the Company’s equity plans as of the date of this Proxy Statement.
	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Weighted average remaining contractual life of outstanding options, warrants and rights (in years)	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by stockholders	6,080,347	$13.26	4.46	944,587
Equity compensation plans not approved by stockholders	—	—	—	—
Total	6,080,347	$13.26	4.46	944,587
(1)	Includes 2,868,745 shares of restricted stock, 2,772,086 restricted stock units and 420,000 options, each subject to vesting conditions, granted under plans approved by our stockholders.
(2)	Does not reflect the restricted stock units included in the first column that do not have an exercise price.
Corporate Governance Aspects of the 2015 Incentive Plan
The 2015 Incentive Plan has been designed to include a number of provisions that the Company believes promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and non-employee directors and stockholders’ interests. These provisions include the following:
No Discounted Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.
No Repricing Without Stockholder Approval. Other than in connection with a change in the Company’s capitalization, the Company will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.
No Liberal Share Recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of outstanding SARs do not become available for issuance as future awards under the 2015 Incentive Plan.
No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.
No Evergreen Provision. The 2015 Incentive Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2015 Incentive Plan can be automatically replenished.
No Automatic Grants. The 2015 Incentive Plan does not provide for automatic grants to any participant.
No Tax Gross-Ups. The 2015 Incentive Plan does not provide for any tax gross-ups.
Director Limits. The 2015 Incentive Plan contains annual limits on the amount of awards that may be granted to non-employee directors.
280G Cutback. If any payment under the 2015 Incentive Plan would cause a participant to become subject to the excise tax imposed under Internal Revenue Code Section 4999, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to receive all of the payments and benefits and pay the excise tax. No tax-gross ups will be provided under the 2015 Incentive Plan.
Multiple Award Types. The 2015 Incentive Plan permits the issuance of incentive stock options, nonqualified stock options, SARs, restricted stock units, restricted stock, and other types of equity and cash incentive grants, subject to the share limits of the plan. This breadth of award types will enable the

Compensation Committee to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.
Clawback Policy. All awards made under the 2015 Incentive Plan are subject to the Company’s clawback policy in effect at the relevant grant or vesting date.
Independent Oversight. The 2015 Incentive Plan is administered by a committee of independent Board members.
Summary of 2015 Incentive Plan, as Amended by the Amendment and Restatement
The material terms of the 2015 Incentive Plan, as amended by the Amendment and Restatement, are summarized below. This summary is not intended to be a complete description of the 2015 Incentive Plan, as amended by the Amendment and Restatement, and is qualified in its entirety by the actual text of the 2015 Incentive Plan, as amended by the Amendment and Restatement, which is attached as Appendix B to this proxy statement.
Administration
The 2015 Incentive Plan is administered by the Compensation Committee of our Board of Directors or a subcommittee thereof, which consists of at least two directors who are both “Non-Employee Directors” within the meaning of Rule 16b-3 of the Exchange Act. The Compensation Committee has the authority to grant awards under the 2015 Incentive Plan and has broad discretion to determine the terms and conditions of such awards, subject to the provisions of the 2015 Incentive Plan. Notwithstanding the foregoing, only the full Board of Directors may grant and administer awards under the 2015 Incentive Plan to non-employee directors. The “plan year” is the calendar year. See “Corporate Governance at 3D Systems—Meetings and Committees of the Board of Directors—Compensation Committee.”
Eligibility and Types of Awards under the 2015 Incentive Plan
The 2015 Incentive Plan permits the granting of restricted stock, restricted stock units, stock options, SARs, performance awards and incentive awards. Employees (including employee directors and executive officers) and consultants of the Company and its subsidiaries and affiliates and our non-employee directors are eligible to participate in the 2015 Incentive Plan.
Accordingly, each non-employee member of the Board of Directors, each executive officer and each person who previously served as an executive officer during 2021 and remains employed by us has an interest in Proposal Three. As of the record date, 851 employees (including executive officers) would be eligible to participate in the 2015 Incentive Plan. In addition, nine non-employee director nominees will be eligible to participate in the 2015 Incentive Plan.
As of March 28, 2022, the per share closing price of our Common Stock as reported on the NYSE was $16.22 and there were 130,356,063 shares of our Common Stock issued and outstanding.
Shares Available for Issuance
Subject to adjustment (in connection with certain changes in capitalization), the total number of shares of our Common Stock reserved and available for issuance under the 2015 Incentive Plan is 25,235,011 (subject to stockholder approval).
In the event of any change in the outstanding shares of Common Stock or other securities then subject to the 2015 Incentive Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the 2015 Incentive Plan are exchanged for or converted into cash, property or a different kind of security, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the 2015 Incentive Plan and the awards thereunder (including appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to awards theretofore granted under the 2015 Incentive Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to awards thereafter granted under the 2015

Incentive Plan; (iii) the number of shares of restricted stock and shares of Common Stock under restricted stock units that are outstanding and the terms thereof; and (iv) individual grant limits (described below) as the Compensation Committee determines are necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock available for distribution under the 2015 Incentive Plan.
If any award is cancelled, forfeited, expires or otherwise terminates without the issuance or delivery of nonforfeitable shares of Common Stock, or if any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such award, then the shares of Common Stock subject to the award shall, to the extent of such cancellation, forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the 2015 Incentive Plan.
In the event that (i) any stock option granted under the 2015 Incentive Plan is exercised through the tendering of shares of Common Stock or by the withholding of shares of Common Stock by the Company or (ii) withholding tax liabilities resulting from an award are satisfied by the withholding of shares of Common Stock, then the number of shares tendered or withheld shall not be available for future grants of awards. If Common Stock is issued in settlement of a SAR, the number of shares of Common Stock available under the 2015 Incentive Plan shall be reduced by the number of shares of Common Stock for which the SAR is exercised rather than the number of shares of Common Stock issued in settlement of the SAR.
Individual Grant Limits
No participant in the 2015 Incentive Plan may be granted awards during any plan year in excess of any of the following limits: options covering in excess of 500,000 shares; SARs covering in excess of 500,000 shares; performance awards (as defined below) in excess of 500,000 shares; or incentive awards (as defined below) covering in excess of 500,000 shares or $3,500,000 if such incentive award is denominated in cash. In addition, non-employee directors may only be granted awards under the 2015 Incentive Plan equal to the number of shares of Common Stock that has a fair market value on the date of grant equal to $250,000 per year.
Awards
Restricted Stock. Restricted stock, i.e., shares of Common Stock that may be subject to vesting requirements, transfer restrictions or both, may be awarded under the 2015 Incentive Plan. Restricted stock may be granted subject to such restrictions and provisions as may be established by the Compensation Committee, consistent with the terms of the 2015 Incentive Plan. The restrictions may be based on performance standards, periods of service, retention by the participant of ownership of specified shares of Common Stock or other criteria.
The Compensation Committee may condition awards of restricted stock on the participant paying a price set by the Compensation Committee at the time and in the manner prescribed by the Compensation Committee.
A participant has all of the rights of a stockholder with respect to shares of Common Stock subject to a restricted stock award. Accordingly, the participant has the right to vote the shares. A participant has the right to receive dividends with respect to shares of Common Stock subject to a restricted stock award, except that dividends on the restricted shares will be accumulated and paid when, and to the extent that, the vesting requirements are satisfied.
Restricted stock will be forfeited and returned to the Company, and all rights of the participant with respect to such restricted stock will terminate unless the participant continues in the service of the Company, a subsidiary or an affiliate until the expiration of the restricted period for such restricted stock and satisfies any and all other conditions established by the Compensation Committee. The Compensation Committee will determine the restricted period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any restricted stock.
Restricted Stock Units. Restricted stock units, i.e., a notional bookkeeping entry that represents the equivalent of a share of Common Stock, may be granted under the 2015 Incentive Plan. Restricted stock units may be granted subject to such restrictions and provisions, whether based on performance standards, periods of service, retention by the participant of ownership of specified shares of Common Stock or other criteria, not inconsistent with the terms of the 2015 Incentive Plan, as may be established by the Compensation Committee.
Restricted stock units that are earned and vested may be settled in cash or Common Stock, as determined by the Compensation Committee.

Restricted stock units will be forfeited, and all rights of the participant with respect to such restricted stock units will terminate unless the participant continues in the service of the Company, a subsidiary or an affiliate until the expiration of the restricted period for such restricted stock unit award and satisfies any and all other conditions established by the Compensation Committee. The Compensation Committee will determine the restricted period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any restricted stock unit award.
A participant does not have any rights as a stockholder with respect to any restricted stock units. However, the Compensation Committee has the discretion to provide for the payment of dividend equivalents to the participant in connection with restricted stock unit awards. Any dividend equivalents will be accumulated and paid when, and to the extent that, the restricted stock units are earned or become vested.
Stock Options. Stock options may be granted under the 2015 Incentive Plan. A stock option entitles the participant to purchase shares of Common Stock from the Company at the option price. Two types of options—incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”)—may be granted under the 2015 Incentive Plan. The two types of options differ primarily in the tax consequences attending the exercise of an option and the disposition of the shares received upon exercise of an option. The exercise price per share of any stock option granted under the 2015 Incentive Plan will not be less than the fair market value per share of the Common Stock on the date the option is granted. In the case of an ISO granted to a person who owns or is deemed to own more than 10 percent of the voting power of the Company, the exercise price per share of the ISO will not be less than 110% of the fair market value per share of the Common Stock on the date the ISO is granted. The maximum term of any stock option will be 10 years from the date of grant (except that the maximum term is five years in the case of an ISO granted to a 10 percent stockholder). Stock options may be exercised by paying the exercise price (i) in cash, (ii) through a “cashless exercise” (which will be conducted in a manner acceptable to the Company through a third party broker, and otherwise in compliance with Section 402 of the Sarbanes Oxley Act), (iii) in which the exercise price is subtracted from the value of the shares of Common Stock received by the participant upon exercise of the stock option (based on the fair market value of the Common Stock on the date the option is exercised), or (iv) by the surrender of Common Stock which, if acquired upon the exercise of an award, has been owned by the participant for more than six months on the date of surrender and has a fair market value on the date of surrender that, together with any cash paid, is equal to the aggregate exercise price of the Common Stock as to which said stock option shall be exercised.
Except as otherwise expressly approved by the Compensation Committee, if a participant terminates employment or service with the Company by reason of death or disability (as defined in the 2015 Incentive Plan), any stock option held by that participant may be exercised by the participant or the participant’s beneficiary in the case of death, for the number of shares that the participant was eligible to exercise on the date of such death or disability, until the expiration of 12 months after the date of such death or disability, provided that such stock option was exercisable on such date, but no later than the expiration date of the stock option. Except as otherwise expressly approved by the Compensation Committee, if a participant is terminated without cause (as defined in the 2015 Incentive Plan), retires or resigns from employment or service, any stock option held by that participant is exercisable, for the number of shares that the participant was eligible to exercise on the date of such termination, retirement or resignation, until the expiration of 90 days from the date of such termination, retirement or resignation, provided that the stock option was exercisable as of such date, but no later than the expiration date of the stock option. Unless otherwise determined by the Compensation Committee, any stock options held by a participant who is terminated for cause expire immediately, whether or not exercisable on such date.
Stock Appreciation Rights. Participants may be granted SARs under the 2015 Incentive Plan. SARs may be granted in tandem with a stock option or may be granted as independent awards. If SARs are granted in tandem with a stock option, then SARs can be exercised only by the surrender of the unexercised option for the number of shares of Common Stock for which the SARs are being exercised. Similarly, the exercise of a related option requires the surrender of an equal number of SARs.
The exercise of a SAR entitles the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of the SAR. The exercise price of the SAR is the fair market value of a share of Common Stock on the date the SAR is granted or, if greater, the exercise price of a stock option granted in tandem with the SAR. The Compensation Committee may specify that the exercise of a SAR will entitle the participant to receive a lesser amount than described above.

If the SAR is granted independently of a stock option, the maximum term of the SAR will be 10 years. If the SAR is granted in tandem with a stock option, the maximum term of the SAR is the same as the term of the stock option. The Compensation Committee may specify that the term of a SAR will be less than the applicable maximum term.
The amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock or a combination of cash and Common Stock.
Except as otherwise expressly approved by the Compensation Committee, if a participant terminates employment or service with the Company by reason of death or disability (as defined in the 2015 Incentive Plan), any SAR held by that participant may be exercised by the participant or the participant’s beneficiary in the case of death, for the number of shares that the participant was eligible to exercise, until the expiration of 12 months after the date of such death or disability, provided that such SAR was exercisable on such date, but no later than the expiration date of the SAR. Except as otherwise expressly approved by the Compensation Committee, if a participant is terminated without cause (as defined in the 2015 Incentive Plan), retires or resigns from employment or service, any SAR held by that participant will be exercisable, for the number of shares that the participant was eligible to exercise on the date of such termination, retirement or resignation, until the expiration of 90 days from the date of such participant’s termination, retirement or resignation, provided that such SAR was exercisable on such date, but no later than the expiration date of the SAR. Unless otherwise determined by the Compensation Committee, any unexercised SAR held by a participant who is terminated for cause will be cancelled on the date of such termination, whether or not exercisable on such date.
Performance Awards. Participants may be granted performance awards under the 2015 Incentive Plan. Performance awards will vest only upon the achievement of certain performance goals that are specified in advance by the Compensation Committee, and that relate to the following business criteria, either individually or in combination, applied to the participant or to the Company, a subsidiary or an affiliate of the Company as a whole or to individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (iv) return on equity, (v) total stockholder return, (vi) return on capital, (vii) return on assets or net assets, (viii) revenue, (ix) income or net income, (x) operating income or net operating income, (xi) operating profit or net operating profit, (xii) operating margin, (xiii) return on operating revenue, (xiv) customer satisfaction, (xv) market share, (xvi) expenses, (xvii) credit rating, (xviii) mergers and acquisitions or divestitures, (xix) product development, (xx) intellectual property, (xxi) manufacturing, production or inventory, (xxii) price/earnings ratio, (xxiii) liquidity, (xxiv) financings, (xxv) cash, (xxvi) cost of goods sold, (xxvii) economic value added, (xxviii) accounts receivable, (xxix) number of customers and (xxx) gross profit margin.
Incentive Awards. Incentive awards may be granted under the 2015 Incentive Plan. Incentive awards entitle the participant to receive a payment in Common Stock and/or cash if the terms and conditions established by the Compensation Committee are satisfied. Such terms and conditions may include requirements that the participant complete a specified period of employment, or that the Company, or one of its subsidiaries or affiliates, or the participant attain stated objectives or goals, including objectives stated with respect to performance goals listed above as a condition to earning an incentive award. The period for determining whether such requirements are satisfied shall be at least one year.
Change in Control; Vesting Acceleration
Unless an outstanding award is assumed by the surviving entity in the event of a Change of Control (as defined in the 2015 Incentive Plan), the Compensation Committee, in its discretion, may provide that (i) a stock option and SAR will be fully exercisable thereafter, (ii) restricted stock will become transferable and nonforfeitable thereafter, (iii) restricted stock units will be earned in their entirety and converted into transferable and nonforfeitable restricted stock, (iv) the performance goals to which the vesting of performance awards are subject will be deemed to be met at target, such that performance awards immediately become fully vested, and (v) an incentive award will be earned, in whole or in part.
In the event of a Change in Control, the Compensation Committee, in its discretion and without the need for a participant’s consent, may provide that an outstanding award will be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Unless an outstanding award is assumed by the surviving entity, in the event of a Change in Control, the Compensation Committee, in its discretion and without the need of a participant’s consent, may provide that each award will be cancelled in exchange for a payment.
In addition, in general the Compensation Committee has the discretion to accelerate vesting for outstanding and unvested equity awards.
Clawback
Each award granted under the 2015 Incentive Plan is subject to the condition that we may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made, or on the date the award was granted or exercised or vested or earned as applicable.
Certain Reduction of Parachute Payments
The benefits that a participant may be entitled to receive under the 2015 Incentive Plan and other benefits that a participant is entitled to receive under other plans, agreements and arrangements, may constitute “parachute payments” that are subject to the Internal Revenue Code Sections 280G and 4999. The 2015 Incentive Plan provides that such “parachute payments” will be reduced pursuant to the 2015 Incentive Plan if, and only to the extent that, a reduction will allow a participant to receive a greater net after tax amount than a participant would receive absent a reduction.
Amendment and Termination
The Board of Directors may amend, alter or discontinue the 2015 Incentive Plan at any time and for any reason, provided that (i) no amendment, alteration or discontinuation will be made that would materially impair the rights of a participant in respect of any outstanding award thereunder without such participant’s prior consent, and (ii) an amendment will be contingent on approval of our stockholders to the extent stated by the Compensation Committee or required by applicable law or stock exchange listing requirements.
Subject to the above provisions, the Board of Directors will have broad authority to amend the 2015 Incentive Plan to take in to account changes in applicable securities and tax laws and accounting rules, as well as other developments. The 2015 Incentive Plan became effective on May 19, 2015, and the Amendment and Restatement will become effective upon approval by our stockholders and will continue in effect until February 14, 2032, unless earlier terminated by the Board of Directors.
New Plan Benefits
All awards to directors, executive officers, employees and consultants are made at the discretion of the Compensation Committee. As discussed in the “Long-Term Equity Compensation” portion of the Compensation Discussion and Analysis in this proxy statement, the Compensation Committee awarded restricted stock and performance-based restricted stock units to our named executive officers as part of our executive compensation program for 2021. All other future awards to our directors, executive officers, employees and consultants under the 2015 Incentive Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2015 Incentive Plan are not determinable at this time. We have therefore not included a table that reflects such awards.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2015 Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement.
This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Internal Revenue Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2015 Incentive Plan.

Restricted Stock
Unless a participant makes an 83(b) election, as described below, a participant will recognize income on account of an award of restricted stock on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income that will be recognized will equal the fair market value of the Common Stock on that date, less any amount that the participant paid to acquire the shares.
If the shares are both nontransferable and subject to a substantial risk of forfeiture on the date of the award, a participant may elect to recognize income, and have his tax consequences determined as of the date of the award. That is accomplished by filing an “83(b) election” within 30 days of the award.
The participant’s tax basis in the shares received on account of a restricted stock award will be the amount of any ordinary income recognized on account of the award plus any amount paid for the shares. Any gain or loss that a participant realizes upon the sale of Common Stock acquired under the award will be treated as long-term or short-term capital gain or loss, depending on the period the participant holds the shares after the date the participant recognizes ordinary income on account of the restricted stock award.
We may claim a federal income tax deduction equal to the ordinary income recognized by the participant on account of the restricted stock award at the time that such ordinary income is recognized by a participant with respect to the restricted stock award (except to the extent limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).
Restricted Stock Units
A participant will not recognize income on account of the grant of restricted stock units. A participant will recognize ordinary income on account of the settlement of restricted stock units. The amount of income recognized by the participant is equal to any cash that is paid and the fair market value of any Common Stock received in settlement of the award.
The participant’s tax basis in any Common Stock received on account of the settlement of restricted stock units will be the fair market value of the shares on the date the shares are issued to the participant. Any gain or loss that the participant recognizes on the sale of those shares should be treated as long-term or short-term capital gain or loss, depending on the period that the participant held the shares.
We may claim a federal income tax deduction equal to the amount of ordinary income recognized by the participant on account of the settlement of the restricted stock units at the time that such ordinary income is recognized by a participant with respect to the restricted stock unit award (except to the extent limited by Section 162(m) of the Code).
Nonqualified Stock Options and SARs
A participant generally will not realize taxable income upon the grant of a NQSO or SAR. Upon the exercise of a NQSO, the participant will recognize ordinary income equal to the difference between the fair market value of the Common Stock being purchased and the exercise price. Upon the exercise of a SAR, a participant will recognize ordinary income equal to the amount of any cash and the fair market value of any Common Stock paid under the SAR. We generally will be entitled to take a federal income tax deduction in the amount of ordinary income recognized by the participant (except to the extent limited by Section 162(m) of the Code). If the participant exercises a NQSO or SAR and subsequently sells the shares acquired under the award, any appreciation will be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in the shares, i.e., the exercise date fair market value of the shares. Such capital gain will be either long- or short-term depending on the period of time that the participant has held such shares following the exercise of the option.
Incentive Stock Options
In general, a participant will have no income tax consequences at the time of grant or exercise of an ISO (except for purposes of computing liability for alternative minimum tax, if any). Upon sale of the underlying stock after satisfying applicable holding period requirements, any amount realized by the participant in excess of the exercise price paid will be taxed to him or her as capital gain. If the holding period requirements are not satisfied, at the time the underlying stock is sold (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, and also will realize capital gain equal to the excess (if any) of the sales proceeds for the option shares over the participant’s basis in the option shares. The participant’s basis in the option shares generally will be the exercise price plus the amount included in the participant’s ordinary income upon exercise. We will be entitled to a deduction on account of an ISO only if there is a disqualifying disposition. In that case, we will be entitled to a deduction in the amount of ordinary income realized by the participant (except to the extent limited by Section 162(m) of the Code). The ISO holding period requirements are satisfied if the participant does not sell the shares acquired under the ISO within one year of the exercise or within two years of the grant of the ISO.
Incentive Awards
The amount of cash paid (or the fair market value of the shares of Common Stock issued) to settle Incentive Awards is generally subject to ordinary income tax. Cash awards will be taxable income to the recipient at the date of payment. In each of the foregoing cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income (except to the extent limited by Section 162(m) of the Code).
Section 162(m) Limitations
Under current law (as a result of modifications to Section 162(m) by the Tax Cuts and Jobs Act), the qualified performance-based exception to the $1 million deduction limitation was eliminated with respect to taxable years beginning after December 31, 2017. Effective December 1, 2018, we no longer deduct performance-based compensation to our executive officers defined as “covered employees” under Section 162(m) of the Code who receive annual compensation in excess of $1 million.
The Board of Directors unanimously recommends you vote FOR this proposal to approve the 2015
Incentive Plan, as amended and restated by the Amendment and Restatement.

PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee is recommending the appointment of BDO as our independent registered public accounting firm to examine and report on our financial statements for the year ending December 31, 2022, and the Board of Directors is asking stockholders to ratify this appointment. Although current law, rules and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of BDO for ratification by stockholders as a matter of good corporate practice. BDO has examined and reported on our financial statements since 2003, and we consider it to be well qualified. If the stockholders do not ratify the appointment of BDO, the Audit Committee will reconsider whether or not to retain BDO. However, the Audit Committee will not be obliged to select a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.
Representatives of BDO are expected to participate virtually in the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board of Directors unanimously recommends you vote FOR this proposal to ratify the appointment of
BDO as our independent registered public accounting firm for 2022.
Fees of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting the compensation of, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by BDO. BDO did not perform any non-audit services for us in 2020 and performed a tax compliance engagement in 2021.
The following table sets forth the aggregate fees that BDO billed us for professional services rendered for the years ended December 31, 2021, and 2020.
	2021	2020
	(in thousands)
Audit Fees(1)	$2,147	$1,707
Audit-Related Fees(2)	38	42
Tax Fees	122	—
All Other Fees(3)	—	—
Total	$2,307	$1,749
(1)
Audit fees consisted of audit work performed in the preparation of financial statements as well as fees for services provided in connection with (i) statutory and regulatory filings or engagements, (ii) comfort letters, statutory audits, attest services, consents, assistance with and review of documents filed with the SEC, and (iii) any other services that only the audit firm could reasonably provide. Fees include expenses and amounts accrued as of December 31, 2021.

(2)	Audit-related fees consisted primarily of services related to our employee benefit plans.
(3)	Tax fees pertain to tax compliance assistance related to divestitures.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors is currently composed of four directors, each of whom is independent as defined by the listing standards of the NYSE, is “financially literate” and has the accounting or related financial management experience required by the listing standards of the NYSE, and is an “audit committee financial expert” as defined in the regulations of the SEC. See “Corporate Governance Matters at 3D Systems—Meetings of the Board and its Committees—Audit Committee” above.
Responsibility
The Audit Committee is responsible for providing independent, objective oversight of our financial reporting processes and internal controls.
Management is responsible for our system of internal controls and our financial reporting processes, including the preparation of our financial statements in conformity with United States’ generally accepted accounting principles.
BDO, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report based on this audit expressing its opinion as to whether our financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with United States’ generally accepted accounting principles.
The Audit Committee’s responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States’ generally accepted accounting principles, and on the opinion and representations made by BDO in its report on our financial statements, including its representations that BDO is “independent” and that its audit was performed in accordance with the auditing standards of the PCAOB. The Audit Committee’s oversight does not provide assurance that management’s and BDO’s opinion and representations referred to above are correct.
2021 Consolidated Financial Statements
In connection with these responsibilities, the Audit Committee met with management and representatives of BDO to review and discuss the audited consolidated financial statements for the year ended December 31, 2021. The Audit Committee discussed with the representatives of BDO the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the representatives of BDO that firm’s independence. The Audit Committee also pre-approved the services that BDO was engaged to provide during 2021, evaluated and approved the fees charged for engagements that BDO undertook, and considered whether BDO’s provision of the services that were provided was compatible with maintaining that firm’s independence.
Based upon the Audit Committee’s discussions with management and BDO and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2021, in our Annual Report on Form 10-K for that year for filing with the SEC.
Internal Control Audit
For the year ended December 31, 2021, the Audit Committee reviewed and monitored, on an oversight basis, management’s activities undertaken to comply with our internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of BDO to review and discuss management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2021. Management’s assessment is contained in our Annual Report on Form 10-K for the year ended December 31, 2021.
Audit Committee:
William E. Curran, Chairman
Claudia N. Drayton
William D. Humes
Kevin S. Moore

HOW TO CAST YOUR VOTE IF YOU ARE A STOCKHOLDER OF RECORD
We will send a Notice of Internet Availability to all stockholders of record as of the record date for the Annual Meeting. The Notice of Internet Availability will give you the opportunity to request a set of printed proxy materials, and you will be sent such printed proxy materials if you request them. That set of printed proxy materials will also include a proxy card.
You are encouraged to review this Proxy Statement and our 2021 Annual Report before you cast your vote. You will be able to vote:
•	electronically at www.proxyvote.com (before the Annual Meeting);
•	electronically at www.virtualshareholdermeeting.com/DDD2022 (during the Annual Meeting)
•	by calling toll-free 1-800-690-6903 within the U.S., U.S. territories and Canada (up until 11:59 p.m., Eastern Time, on Monday, May 23, 2022, the business day prior to the Annual Meeting); or
•	by mail by using the proxy card and postage-paid return envelope that you receive.
You may vote electronically using www.proxyvote.com, which provides links to this Proxy Statement and our 2021 Annual Report. You may access your records on this website by using a control number printed on the Notice of Internet Availability or proxy card. If you vote on the internet, please do not return your proxy card.
If you vote by telephone, easy-to-follow telephone voice prompts should enable you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each Notice of Internet Availability or proxy card. Accordingly, please have your Notice of Internet Availability and/or proxy card available when you call. If you vote by telephone, please do not return your proxy card.
Internet voting and telephone voting on our dedicated site are available 24 hours a day, seven days a week, except that no telephone votes will be accepted after 11:59 p.m., Eastern Time, on Monday, May 23, 2022, the business day prior to the Annual Meeting.
If you vote by mail, simply mark, sign and date each proxy card that you receive, and return them in the postage-paid envelopes that you will receive.
HOW TO CAST YOUR VOTE IF YOU ARE A STREET-NAME HOLDER
Street-name holders should expect to receive a voting instruction form from Broadridge Financial Solutions, Inc. or another firm that is hired by your nominee holder to solicit votes on its behalf. That voting instruction form should give you the opportunity to request a set of printed proxy materials, and you will be sent such printed proxy materials if you request them.
You are encouraged to review this Proxy Statement and our 2021 Annual Report before you cast your vote. To vote, street-name holders should follow the instructions provided in their voting instruction form.
VOTING DURING THE ANNUAL MEETING
Any stockholder may vote during the Annual Meeting whether or not he or she has previously voted and regardless of whether the prior vote was cast by internet, telephone or mail. Since the Annual Meeting will be conducted solely online via live webcast, you will be able to vote electronically on the internet during the Annual Meeting at www.virtualshareholdermeeting.com/DDD2022 until the Chair of the Annual Meeting declares the polls closed. Instructions on voting during the Annual Meeting will be provided once you access the meeting webcast. If you attend in the Annual Meeting virtually on the internet, your shares will be counted as present for quorum purposes.

OTHER VOTING AND STOCKHOLDER MATTERS
If You Wish to Revoke Your Proxy
Regardless of the method you use to vote, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
•	voting electronically by internet at a later time;
•	voting by telephone at a later time;
•	submitting a properly signed proxy or voting instruction form with a later date; or
•	voting live during the Annual Meeting.
Abstentions; Broker Non-Votes
Any shares for which a valid proxy is granted will be treated as present for the purpose of determining the presence of a quorum at the Annual Meeting. If you or your street-name nominee do not grant a valid proxy on any matter to be considered at the Annual Meeting, your shares will not be considered in determining the presence of a quorum. For street-name holders, as discussed above, your broker, bank, or other nominee may exercise its discretion in granting a valid proxy on the ratification of the appointment of our independent registered public accounting firm. Except the ratification of the appointment of our independent registered public accounting firm, a “broker non-vote” will occur when a bank, broker, or other nominee has not received voting instructions with respect to each proposal. The following table outlines the impact of abstentions and broker non-votes with respect to each of the proposals:
Proposal	Impact of Abstentions	Impact of Broker Non-Votes
Proposal 1—Election of 12 directors	No impact	No impact

Proposal 2—Approval, on an advisory basis, of NEO compensation	Counts against	No impact

Proposal 3—Approval of the Amended and Restated 2015 Incentive Plan	Counts against	No impact

Proposal 3—Ratification of appointment of BDO USA, LLP	Counts against	Not applicable
Multiple Accounts
If you hold shares in more than one account, shares that are registered in different names or shares that are held in street name, you may receive more than one Notice of Internet Availability, more than one proxy card or more than one voting instruction form. Each of these Notices of Internet Availability, proxy cards or voting instruction forms will likely relate to shares that you own in different accounts, in different names or with different banks, brokerage firms or other nominees.
Please follow the instructions on each Notice of Internet Availability that you receive. We also ask that you please vote the shares covered by each Notice of Internet Availability electronically or by telephone or sign, date and return all proxy cards and voting instruction forms that you receive. This will ensure that all of your shares are represented and voted at the Annual Meeting.
Vote Count
A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and count the vote.
Voting Results
We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a Current Report on Form 8-K that we will file with the SEC after the Annual Meeting. If on the date of this Form 8-K filing the inspector of election for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent amendment on Form 8-K/A filing within four business days after the final voting results are known.

Householding; Delivery of Documents to Security Holders Sharing an Address
We are making this Proxy Statement, our 2021 Annual Report and the Notice of Internet Availability available to all stockholders of record as of the record date for the Annual Meeting. This includes all financial institutions in which you have been identified to us as holding our shares in street-name.
If you and other family members are street-name stockholders residing in the same household, you may receive only one 2021 Annual Report and one Proxy Statement if you have previously made an election with your bank, broker or other nominee holder to deliver only one copy to you. This process of delivering only one set of these materials to multiple security holders sharing an address is called “householding.” Householding may provide convenience for you and cost savings for us. If you are participating in a householding program, it may continue until one or more of the stockholders within the household provides instructions to the contrary to their nominee.
If you are a street-name stockholder who is receiving multiple copies, you may elect to participate in a householding program. You can do that by requesting that only a single set of materials be sent to you in the future by following the householding instructions on the voting instruction form provided to you by your bank, broker or other nominee holder. Alternatively, if you are a street-name holder whose nominee holder utilizes the services of Broadridge Financial Solutions, Inc. (as indicated on the voting instruction form that you receive), you may send written householding instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call (800) 540-7095. The instructions must include your name and account number and the name of the bank, broker or other nominee holder. Otherwise, you should contact your bank, broker or other nominee holder.
If you are a street-name stockholder who has requested printed materials and you participate in a “householding” program, upon your request to receive separate copies in the future, you will receive an additional copy of the 2021 Annual Report, this Proxy Statement and the Notice of Internet Availability. Instructions to request additional copies of these documents should be provided on the voting instruction form that your bank, broker or other holder of record provides to you.
Copies of this Proxy Statement, our 2021 Annual Report and the Notice of Internet Availability of Proxy Materials are available upon request by writing to Investor Relations, 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730 or by emailing to Investor.Relations@3dsystems.com.
Stockholder Proposals for the 2022 Annual Meeting
Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting. The date by which we must receive stockholder proposals to be considered for inclusion in the proxy statement and form of proxy for the 2023 Annual Meeting of Stockholders is December 12, 2022, or, if the date of our 2023 Annual Meeting is changed by more than 30 days from the anniversary of the Annual Meeting, a reasonable time before we begin to print and mail the proxy materials for the 2023 Annual Meeting.
Our By-Laws set forth certain procedures that stockholders must follow in order to properly nominate a person for election to the Board of Directors or to present any other business at an annual meeting of stockholders, other than proposals included in our proxy statement pursuant to Rule 14a-8. In addition to any other applicable requirements, to properly nominate a person for election to the Board of Directors or for a stockholder to properly bring other business before the 2023 Annual Meeting, a stockholder of record must give timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be received at our principal office between January 24, 2023, and February 23, 2023; provided that, if the 2023 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, then such notice must be received no earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting and no later than the close of business on the 90th day prior to the date of the 2023 Annual Meeting or, if later, the 10th day after public disclosure of the date of the 2023 Annual Meeting.
In addition, our By-Laws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our By-Laws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting proxy statement must own three percent or more of our outstanding Common Stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of two directors or 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Following the Annual Meeting, the Board size will be 10 directors; therefore, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our Common Stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws. To be timely, a stockholder’s notice to the Corporate Secretary to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received at our principal office between November 12, 2022, and December 12, 2022; provided that, if the 2023 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, then such notice must be received no later than the close of business on the 120th day prior to the date of the 2023 Annual Meeting or the 10th day after public disclosure of the date of the 2023 Annual Meeting.
All notices related to stockholder proposals must contain specific information regarding the nomination or the other business proposed to be brought before the meeting, as set forth in our By-Laws. Our By-Laws are available on our website and can be viewed by going to www.3DSystems.com and clicking on “Investor Relations,” then “Governance Documents” (from the drop-down menu under “Governance”) and selecting the appropriate document from the list on the web page.
New Director Searches; Stockholder Recommended Nominees to the Board
Our Governance Committee will consider director nominees recommended by stockholders in accordance with our Corporate Governance Guidelines, the Governance Committee’s Charter, and a policy adopted by the Board. Recommendations should be submitted to our Corporate Secretary in writing at our offices in Rock Hill, South Carolina, along with additional required information about the nominee and the stockholder making the recommendation.
The Governance Committee and the Board have also approved qualifications for nomination to the Board that the Governance Committee will consider, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members. In determining whether to recommend particular individuals to the Board, the Committee will consider, among other factors, a director’s ethical character, a director’s experience and diversity of background, as well as whether a director is independent under applicable listing standards and financially literate. The process by which the Governance Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder.
Copies of our Corporate Governance Guidelines, our Policy and Procedure for Stockholder Nominations to the Board and our Qualifications for Nomination to the Board (set forth as Addendum A to the Governance Committee Charter) are posted on our website, which can be viewed by going to www.3DSystems.com and clicking on “Investor Relations,” then “Governance Documents” (from the drop-down menu under “Governance”) and selecting the appropriate document from the list on the web page.
When the Board or the Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Governance Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Governance Committee. At least one member of the Governance Committee (generally the chairman) and the CEO will interview each qualified candidate. Other directors will also interview the candidates, if possible. Based on a satisfactory outcome of those reviews, the Governance Committee will make its recommendation for approval of the candidate to the Board.

OTHER MATTERS
This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. We have retained Georgeson LLC (“Georgeson”) to solicit proxies and to request brokerage houses, banks, and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by those persons. We agreed to pay Georgeson a fee of $11,000 for these services and will reimburse it for payments made to brokers, banks, and other nominee holders for their expenses in forwarding soliciting material. We have also agreed that Georgeson’s fees may increase if certain changes in the scope of its services occur. In addition, our directors, officers, and employees may solicit proxies by personal interview, mail, telephone, facsimile, internet, or other means of electronic transmission, although they will receive no additional compensation for such solicitation.
We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.
By Order of the Board of Directors

Andrew M. Johnson Secretary
Rock Hill, South Carolina
April 11, 2022

APPENDIX A

Reconciliation of GAAP to Non-GAAP Financial Measures
Reconciliation of Adjusted EBITDA to the closest GAAP financial measure:
(in millions, except per share amounts)	Year Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2021
Operating (Loss)	$(57.1)	$(119.0)	$(33.1)
Adjustments:
Amortization, stock-based compensation & other	43.9	33.4	64.9
Legal, acquisition and divestiture related	6.7	4.5	16.3
Cost optimization plan, including severance costs	7.7	22.2	1.5
Product end of life adjustment	—	10.9	0.2
Depreciation	30.0	28.4	24.3
Goodwill Impairment	—	48.3	—
Adjusted EBITDA	$31.2	$28.7	$74.1
Reconciliation of 2021 diluted earnings per share to non-GAAP diluted earnings per share
	Diluted EPS 2019	Diluted EPS 2020	Diluted EPS 2021
GAAP	$(0.61)	$(1.27)	$2.55
Amortization, stock-based compensation & other	0.38	0.29	0.51
Legal, acquisition and divestiture-related	0.07	0.16	(2.62)
Cost optimization plan	0.07	0.19	0.01
Impairment of cost-method investments	0.01	0.02	—
Product end of life adjustment	—	0.09	—
Goodwill impairment	—	0.41	—
Non-GAAP	$(0.08)	$(0.11)	$0.45
Reconciliation of revenue to revenue, adjusted for divestitures:
(in millions)	2021	2020	2019	Variance 2021 to 2020	Variance 2021 to 2019
Revenue As Reported
Healthcare	$306.2	$246.4	$244.5	24.3%	25.2%
Industrial	309.4	310.8	391.9	(0.5%)	(21.1%)
Total Revenue	$615.6	$557.2	$636.4	10.5%	(3.3%)
Revenue From Divestitures:
Healthcare	$31.8	$50.5	$53.2	(37.0%)	(40.2%)
Industrial	39.9	94.1	118.1	(57.6%)	(66.2%)
Total Revenue	$71.7	$144.6	$171.3	(50.4%)	(58.2%)
Total Revenue (Excl. Divest.):
Healthcare	$274.4	$195.9	$191.3	40.1%	43.4%
Industrial	269.5	216.7	273.8	24.4%	(1.6%)
Total Revenue (Excl. Divest.):	$543.9	$412.6	$465.1	31.8%	16.9%
The Company reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including non-GAAP diluted income (loss) per share, adjusted EBITDA, and total revenue adjusted for divestitures, and Healthcare Solutions and Industrial Solutions segment revenues, each adjusted for divestitures. These non-GAAP measures exclude certain special items that management does not view as part of 3D Systems’ underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of period-over-period results. Additionally, management uses the non-GAAP
A-1

measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated the same as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.
To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:
•	amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;
•	costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;
•	stock-based compensation expenses, a non-cash expense;
•	restructuring charges (cost optimization plans), impairment charges, including goodwill, divestiture gains or losses, and severance charges pertaining to senior level employees;
•	certain compensation expense related to the 2021 Volumetric acquisition; and
•	revenue from divestitures included in current and comparable periods necessary to calculate revenue growth excluding the impact of divestitures
Amortization of intangibles, acquisition and divestiture related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Restructuring charges (cost optimization plans), impairment charges, including goodwill, divestiture gains or losses, and severance charges pertaining to senior level employees, are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period. Additionally, impairment charges, including goodwill, are non-cash. Furthermore, 3D Systems excludes contingent consideration recorded as compensation expense related to the 2021 Volumetric acquisition from non-GAAP measures as management evaluates financial performance excluding this expense, which is viewed by management as similar to acquisition consideration.
The matters discussed above are tax effected, as applicable, in calculating non-GAAP net income and diluted earnings per share.
Adjusted EBITDA, defined as net income, plus income tax (provision)/benefit, interest and other income/(expense), net, stock-based compensation expense, amortization of intangibles, depreciation expense and other non-recurring and/or non-cash items all as described above, is used by management to evaluate performance and helps measure financial performance period-over-period.
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APPENDIX B
2015 INCENTIVE PLAN
OF 3D SYSTEMS CORPORATION
As Amended and Restated Effective ~~September 3, 2020~~ May 24, 2022
Section 1. Purpose; Effective Date; Definitions
The purpose of the 3D Systems Corporation 2015 Incentive Plan (the “Plan”) is to assist the Company and its Subsidiaries and Affiliates in attracting and retaining employees and consultants of outstanding competence by providing an incentive that permits the persons responsible for the Company’s growth to share directly in that growth and to further the identity of their interests with the interests of the Company’s stockholders.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)	“Affiliate” means any current or future entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan.
(b)	“Award” means a grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, a Performance Award or an Incentive Award under the Plan.
(c)
“Award Agreement” means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

(d)
“Beneficiary” means the person designated by the Participant prior to the Participant’s death in a form acceptable to the Committee to exercise Awards or receive benefits pursuant to the terms of this Plan. If no beneficiary is designated by the Participant, the Beneficiary shall be the Participant’s estate.

(e)	“Board” means the Board of Directors of the Company.
(f)
“Cause” means, but is not limited to, any of the following actions: embezzlement; fraud; nonpayment of any obligation owed to the Company, a Subsidiary or an Affiliate; breach of fiduciary duty; deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company; unauthorized disclosure of any trade secret or confidential information; conduct constituting unfair competition; and the inducement of any customer of the Company to breach a contract with the Company. The determination of whether Cause exists shall be made in the Company’s sole discretion.

(g)	“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended from time to time, and any successor thereto.
(h)	“Committee” means the Committee referred to in Section 2 of the Plan.
(i)	“Common Stock” means the common stock, $0.001 par value per share, of the Company.
(j)	“Company” means 3D Systems Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.
(k)
“Date of Grant” means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

(l)
“Detrimental Activity” means: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) a violation of any rules, policies, procedures or guidelines of the Company; (v) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vi) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (vii) any other conduct or act determined in the sole discretion of the Committee or the Board to be injurious, detrimental or prejudicial to any interest of the Company.
(m)	“Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.
(n)
“Dividend Equivalent Account” means a bookkeeping account in accordance with Section 18 and related to a grant of Restricted Stock Units that is credited with the amount of any ordinary cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(p)
“Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Common Stock on the principal stock exchange on which the Company’s shares are listed on such date.

(q)
“Incentive Award” means an Award granted under Section 8 that, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive a payment in Common Stock and/or cash from the Company or a Subsidiary or Affiliate.

(r)
“Incentive Stock Option” means any Stock Option designated as an “incentive stock option” within the meaning of Section 422 of the Code. No Stock Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

(s)	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
(t)	“Participant” means a member of the Board, an employee or a consultant who receives an Award under this Plan.
(u)	“Performance Award” means an Award under Section 8 that is based on the level of attainment of performance goals related to objective business criteria.
(v)
“Person” means “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company, any Subsidiary or any Affiliate, and any employee benefit plan sponsored or maintained by the Company or any Subsidiary or Affiliate (including any trustee of such plan acting in the capacity of trustee).

(w)	“Plan” means this 3D Systems Corporation 2015 Incentive Plan, and any successor thereto, as amended from time to time.
(x)	“Plan Year” shall mean the calendar year.
(y)	“Restricted Stock” means shares of Common Stock subject to restrictions imposed in connection with an Award granted under Section 7.
(z)	“Restricted Stock Unit” means a notional bookkeeping entry representing the equivalent of a share of Common Stock, subject to restrictions imposed in connection with an Award granted under Section 7.
(aa)	“Retirement” means the Termination of the Participant on or after the Participant’s attainment of age 65.

(bb)	“Section 409A” means Section 409A of the Code.
(cc)
“Stock Appreciation Right” or “SAR” means a right granted under Section 6 to receive payment, in cash and/or Common Stock, equal in value to the excess of the Fair Market Value of the specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over the grant price of the Stock Appreciation Right, as determined in accordance with Section 6(a).

(dd)	“Stock Option” or “Option” means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5.
(ee)
“Subsidiary” means those corporations fifty percent (50%) or more of whose outstanding voting stock is owned or controlled, directly or indirectly, by the Company and those partnerships and joint ventures in which the Company owns directly or indirectly a fifty percent (50%) or more interest in the capital account or earnings.

(ff)
“Termination” means the complete cessation of services with the Company, a Subsidiary, or an Affiliate with no anticipated resumption of services by the Company, a Subsidiary, or an Affiliate in the capacity as an employee or independent contractor. A Participant’s employment or services relationship with the Company shall be treated as continuing intact while the individual is on military leave, sick leave, or other bona fide Company-approved leave of absence if the period of leave does not exceed three (3) months, or if longer, so long as the individual retains a right to reemployment with the Company under an applicable statute or by agreement. If the period of leave exceeds three (3) months, and the Participant’s right to reemployment is not provided either by statute or by contract, the Participant shall be treated for purposes of this Plan as having experienced a Termination of the Participant’s employment or services relationship with the Company on the first day immediately following such three-month period.

Section 2. Administration
The Plan shall be administered by the Compensation Committee, or a subcommittee thereof (the “Committee”), which consists of two or more members of the Board, each of whom shall be a “Non-Employee Director,” as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act, but the failure of a Committee member to satisfy such requirements shall not affect any actions taken by the Committee.
The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to employees and consultants eligible under Section 4. The Board shall have full authority to grant, pursuant to the terms of the Plan, Awards to members of the Board.
In particular the Committee shall have the authority, without limitation:
(i)	to select the employees and consultants to whom Awards may be granted hereunder, separately or in tandem, from time to time;
(ii)	subject to the provisions of Sections 3 and 9, to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;
(iii)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions are not required to be the same in respect of each Participant;

(iv)
to designate the Corporate Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and to grant authority to such persons to execute agreements or other documents on its behalf;

(v)
as it pertains to Awards granted to employees and consultants residing in foreign jurisdictions, to adopt such supplements or subplans to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws;

(vi)	to approve forms of agreements for use under the Plan;
(vii)	to correct administrative errors; and

(viii)	to allow Participants to satisfy Withholding Tax Obligations as such manner as may be determined by the Committee in accordance with the terms of the Plan.
The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and to otherwise supervise the administration of the Plan.
All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Participants.
The Committee may delegate to officers of the Company its duties, powers, and authority under this Plan pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may administer the Plan and Awards to Participants who are subject to Section 16 of the Securities Exchange Act of 1934 or to officers who are or reasonably may become Covered Employees. In the event of such delegation of authority, any reference in this Plan to Committee shall be to the officer(s) to whom the Committee has delegated authority to administer the Plan.
The Company agrees to indemnify and to defend to the fullest extent permitted by law each member of the Committee against all liabilities, damages, costs and expenses (including attorney’s fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan or any Award Agreement, if such act or omission is in good faith and not due to willful misconduct or gross negligence. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
Section 3. Common Stock Subject to Plan
(a)
Number of Shares Available for Award. The total number of shares of Common Stock reserved and available for distribution under the Plan and the total number of shares of Common Stock that can be issued under Stock Options shall be ~~eighteen million three hundred thousand and eleven (18,300,011)~~ twenty-five million two hundred thirty-five thousand eleven (25,235,011) shares.

If any Award is cancelled, forfeited, expires or otherwise terminates without the issuance or delivery of nonforfeitable shares of Common Stock, or if any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award, then the shares of Common Stock subject to the Award shall, to the extent of such cancellation, forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.
In the event of any change in the outstanding shares of Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of security, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to Awards theretofore granted under the Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under the Plan; (iii) the number of shares of Restricted Stock and shares of Common Stock under Restricted Stock Units that are outstanding and the terms thereof; and (iv) the maximum number of shares or other securities with respect to which Awards may thereafter be granted to any Participant in any Plan Year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock available for distribution under the Plan as set forth in this Section 3. Such adjustments shall be conclusive and binding for all purposes of the Plan.

In the event that (i) any Stock Option granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company or (ii) withholding tax liabilities resulting from an Award are satisfied by the withholding of shares of Common Stock, then the number of shares tendered or withheld shall not be available for future grants of Awards. If Common Stock is issued in settlement of a Stock Appreciation Right, the number of shares of Common Stock available under the Plan shall be reduced by the number of shares of Common Stock for which the Stock Appreciation Right is exercised rather than the number of shares of Common Stock issued in settlement of the Stock Appreciation Right.
(b)
Limitation on Shares Subject to Stock Options and Stock Appreciation Rights. Subject to adjustment from time to time pursuant to Section 3(a) above, not more than five-hundred thousand (500,000) shares of Common Stock, in the aggregate, may be made subject to Stock Options or Stock Appreciation Rights under the Plan in respect of any one Participant during any Plan Year.

(c)
Limitation on Awards to Members of the Board. The maximum aggregate number of shares of Common Stock that may be made subject to Awards granted to any one non-employee member of the Board during any Plan Year is equal to that number of shares of Common Stock that has a Fair Market Value on the Date of Grant equal to U.S. $250,000.

Section 4. Eligibility
Any person who is member of the Board, an employee of or consultant to the Company, a Subsidiary or an Affiliate shall be eligible to be considered for the grant of an Award under the Plan other than an Incentive Stock Option. Any person who is a common law employee of the Company shall be eligible to be considered for the grant of an Incentive Stock Option.
Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form as the Committee shall approve from time to time. Award Agreements shall comply with the terms and conditions of the Plan. In the case of an Incentive Stock Option, the Award Agreement shall contain all of the required provisions and otherwise conform to the requirements under Code Section 422. Award Agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website) sent to the Participant. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award Agreement by physically and/or electronically executing the Award Agreement or by otherwise physically and/or electronically acknowledging acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award Agreement.
Section 5. Stock Options
Stock Options granted under the Plan may be of two types: Incentive Stock Options that, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Section 422 of the Code and Nonqualified Stock Options. Any Stock Option shall be in such form as the Committee may from time to time approve; shall be subject to the following terms and conditions; and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, that are set forth in the Award Agreement as the Committee shall deem desirable:
(a)
Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee on the Date of Grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of the Grant, provided, however, that the exercise price per share of Common Stock purchasable under an Incentive Stock Option that is granted to an individual who, on the Date of Grant, owns or is deemed to own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant. Except as provided in Section 3, without the approval of stockholders (i) the Committee may not reduce, adjust or amend the exercise price of an outstanding Stock Option, whether through amendment, cancellation, replacement grant or any other means and (ii) no payment may be made to cancel an outstanding Stock Option if on the date of such amendment, cancellation, replacement grant or payment the exercise price exceeds Fair Market Value.

(b)
Option Term and Exercisability. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the Date of Grant; provided, however, that no Incentive Stock Option that is granted to an individual who, on the Date of Grant, owns or is deemed to own Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, shall be exercisable more than five (5) years after the Date of Grant of such Incentive Stock Option. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Award Agreement.

(c)
Method of Exercise. Stock Options may be exercised in whole or in part subject to the terms of the applicable Award Agreement by giving written notice of exercise to the Company, or its designated representative, specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the exercise price by check, note or such other instrument as the Committee may accept and, in the case of Nonstatutory Stock Options, payment in full of the Withholding Tax Obligation. As determined by the Committee, in its sole discretion, payment of the exercise price in full or in part also may be made through (a) a “cashless exercise” (which will be conducted in a manner acceptable to the Company through a third party broker, and otherwise in compliance with Section 402 of the Sarbanes-Oxley Act) or in which the exercise price (and any interest thereon) is subtracted from the number of shares of Common Stock received by the Participant upon exercise of the Stock Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); or (b) the surrender of other Common Stock which (i) in the case of Common Stock acquired upon the exercise of an Award, has been owned by the Participant for more than six months on the date of surrender; and (ii) has a Fair Market Value on the date of surrender that, together with any cash paid, is equal to the aggregate exercise price of the Common Stock as to which said Stock Option shall be exercised.
No shares of Common Stock shall be issued until full payment has been made. No Participant shall have interest in or be entitled to voting rights or dividends or other rights or privileges of stockholders of the Company with respect to shares of Common Stock granted pursuant to the Plan unless, and until, shares of Common Stock actually are issued to such person and then only from the date such person becomes the record owner thereof and, if requested, has given the representation described in Section 15.
(d)
Termination by Reason of Death or Disability. Except as otherwise expressly approved by the Committee and set forth in the applicable Award Agreement, if a Participant has a Termination of employment by or service with the Company, a Subsidiary or an Affiliate by reason of death or Disability, any Stock Option held by such Participant thereafter may be exercised by the Participant or the Participant’s Beneficiary in the case of death, for the number of shares that the Participant was eligible to exercise on the date of Termination, until the expiration of twelve (12) months after the date of such Termination, provided such Stock Option was exercisable on such date of Termination, but no later than the expiration date of the Stock Option.

(e)
Termination by the Company without Cause, Retirement, Resignation. Except as otherwise expressly approved by the Committee and set forth in the applicable Award Agreement, if a Participant has a Termination of employment by or service with the Company, a Subsidiary or an Affiliate (other than as provided in subsection (d) above) by the Company without Cause, by reason of Retirement, or on account of voluntary resignation provided that it is determined by the Committee that Cause did not exist as of the time of resignation, any Stock Option held by such Participant thereafter may be exercised, for the number of shares that the Participant was eligible to exercise on the date of Termination, until the expiration of ninety (90) days after the date of such Termination, provided such Stock Option was exercisable on such date of Termination, but no later than the expiration date of the Stock Option.

(f)
Other Termination. Unless otherwise determined by the Committee, if a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated for any reason other than as specified in subsections (d) and (e) above, including Termination with Cause, any unexercised Stock Option granted to such Participant shall be cancelled on the date of such termination, whether or not exercisable on such date.

(g)
Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under Section 422 of the Code. If an Incentive Stock Option is exercised other than in accordance with the exercise periods that apply for purposes of Section 422 of the Code or if the aggregate Fair Market Value of the Common Stock with respect to which the Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Company and any Subsidiary) exceeds U.S. $100,000, such Stock Option thereafter will be treated as a Nonqualified Stock Option, notwithstanding the “Incentive Stock Option” designation in the Award Agreement.

Section 6. Stock Appreciation Rights
The Committee may, in its discretion, grant a Stock Appreciation Right either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in the Award Agreement:
(a)
Exercise Price. The exercise price per share of Common Stock under a Stock Appreciation Right shall be determined by the Committee on the Date of Grant but shall be not less than the greater of (a) one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of the Grant or (b) the exercise price per share of Common Stock purchasable under a underlying Stock Option with respect to which the Stock Appreciation Right is granted. Except as provided in Section 3, without the approval of stockholders (i) the Committee may not reduce, adjust or amend the exercise price of an outstanding Stock Appreciation Right, whether through amendment, cancellation, replacement grant or any other means and (ii) no payment may be made to cancel an outstanding Stock Appreciation Right if on the date of such amendment, cancellation, replacement grant or payment the exercise price exceeds Fair Market Value.

(b)
Time and Period of Grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it must be granted at the time of the Stock Option grant or, if granted on a later date than the underlying Stock Option, then the exercise price per share of Common Stock under the Stock Appreciation Right must not be less than the greater of: (i) one hundred percent (100%) of the Fair Market Value on the Date of Grant of the Stock Appreciation Right and (ii) the exercise price of the underlying Stock Option. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted, the Committee may limit the exercise period for such Stock Appreciation Right, after which period the Stock Appreciation Right shall not be exercisable. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the Stock Appreciation Right shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Award Agreement but the Stock Appreciation Right shall not be exercisable more than ten years after its Date of Grant. No Stock Appreciation Right may provide that, upon the exercise of the Stock Appreciation Right, a new Stock Appreciation Right automatically will be granted.

(c)
Value of Stock Appreciation Right. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefore and on account of the exercise of the Stock Appreciation Right an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender is received by the Committee in accordance with exercise procedures established by the Committee over the Stock Appreciation Right exercise price (the “Spread”) multiplied by the number of shares covered by the Stock Option which is surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right the Spread multiplied by the number of shares covered by the exercise of the Stock Appreciation Right. Notwithstanding the foregoing, at the time it grants a Stock Appreciation Right, the Committee, in its sole discretion, may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount. At the Committee’s discretion, the amount payable as a result of the exercise of a Stock Appreciation Right may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of a Stock Appreciation Right but a cash payment will be made in lieu thereof.
(d)
Method of Exercise. Stock Appreciation Rights may be exercised in whole or in part subject to the terms of the applicable Award Agreement by giving written notice of exercise to the Company, or its designated representative, specifying the number of shares that are subject to exercise.

No Participant shall have interest in or be entitled to voting rights or dividends or other rights or privileges of stockholders of the Company with respect to shares of Common Stock subject to a Stock Appreciation Right unless, and until, shares of Common Stock actually are issued to such person and then only from the date such person becomes the record owner thereof and, if requested, has given the representation described in Section 15.
(e)
Termination by Reason of Death or Disability. Except as otherwise expressly approved by the Committee and set forth in the applicable Award Agreement, if a Participant has a Termination of employment by or service with the Company, a Subsidiary or an Affiliate by reason of death or Disability, any Stock Appreciation Right held by such Participant thereafter may be exercised by the Participant or the Participant’s Beneficiary in the case of death, for the number of shares that the Participant was eligible to exercise on the date of Termination, until the expiration of twelve (12) months after the date of such Termination, provided such Stock Appreciation Right was exercisable on such date of Termination, but no later than the expiration date of the Stock Appreciation Right.

(f)
Termination by the Company without Cause, Retirement, Resignation. Except as otherwise expressly approved by the Committee and set forth in the applicable Award Agreement, if a Participant has a Termination of employment by or service with the Company, a Subsidiary or an Affiliate (other than as provided in subsection (e) above) by the Company without Cause, by reason of Retirement, or on account of voluntary resignation provided that it is determined by the Committee that Cause did not exist as of the time of resignation, any Stock Appreciation Right held by such Participant thereafter may be exercised, for the number of shares that the Participant was eligible to exercise on the date of Termination, until the expiration of ninety (90) days after the date of such Termination, provided such Stock Appreciation Right was exercisable on such date of Termination, but no later than the expiration date of the Stock Appreciation Right.

(g)
Other Termination. Unless otherwise determined by the Committee, if a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated for any reason other than as specified in subsections (e) and (f) above, including Termination with Cause, any unexercised Stock Appreciation Right granted to such Participant shall be cancelled on the date of such termination, whether or not exercisable on such date.

Section 7. Restricted Stock and Restricted Stock Units
(a)
Grant of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant one or more Awards of Restricted Stock or Restricted Stock Units on such terms and subject to such conditions as may be established by the Committee that are set forth in the Award Agreement. Restricted Stock or Restricted Stock Units may be granted subject to such restrictions and provisions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, not inconsistent with the terms of this Plan, as may be established by the Committee. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions; however, a Participant’s Restricted Stock or Restricted Stock Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services, except as the Committee may otherwise expressly determine. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.
(b)	Recordkeeping of Award; Lapse of Restrictions. As soon as practicable after the Date of Grant of Restricted Stock or a Restricted Stock Unit by the Committee, the Company shall:
(i)
for Restricted Stock Awards, cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Stock covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Stock covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of the restrictions applicable to the shares subject to an Award of Restricted Stock, the share certificates representing such Restricted Stock may be held in custody by the Company or its designee, in physical or book entry form, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7(e)(i), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7(e)(i), free of any restrictions set forth in the Plan and the related Award Agreement, or a statement from the Company representing such shares in book entry form free of any restrictions set forth in the Plan and the related Award Agreement, shall be delivered to the Participant as provided in Section 7(e);

(ii)
for Restricted Stock Unit Awards, cause to be entered upon its books a notional account for the Participant’s benefit indicating the number of Restricted Stock Units awarded, subject to forfeiture as of the Date of Grant if an Award Agreement with respect to the Restricted Stock Units covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of the restrictions applicable to the shares subject to a Restricted Stock Unit Award, no shares of Common Stock shall be issued in respect of such Awards and, as further described in Section 7(d), no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award.

(c)
Rights of Holders of Restricted Stock. Beginning on the Date of Grant of a Restricted Stock Award and subject to execution of the related Award Agreement as provided in Section 7(b)(i), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to a Restricted Stock Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock and held or restricted as provided in Section 7(b)(i), and provided further that any cash dividends payable on any such Restricted Stock shall be distributed only when, and to the extent that, such restrictions have lapsed and the Committee may provide that such cash dividends shall be deemed to have been reinvested in additional shares of Common Stock.

(d)	Rights of Holders of Restricted Stock Units.
(i)
Settlement of Restricted Stock Units. Restricted Stock Units may be settled in cash or Common Stock, as determined by the Committee and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (1) within the time period specified for “short-term deferrals” under Section 409A or (2) in compliance with the requirements of Section 409A, in which case the Award Agreement shall specify the date (or event) upon which such Restricted Stock Units shall be settled.

(ii)
Voting and Dividend Rights. Holders of Restricted Stock Units shall not have rights as stockholders of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award, including the right to vote such shares and the right to receive dividends; provided, however, that the Committee may, in its sole discretion, award a Participant dividend equivalents with respect to a Restricted Stock Unit Award in accordance with Section 18 of the Plan.

(iii)
Creditor’s Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(e)	Delivery of Award
(i)
Restricted Stock. Upon expiration or earlier termination of the restricted period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under Section 7(g), the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 13 (regarding tax withholding), the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, or a statement from the Company representing that such shares have been issued, are in book entry form and are free of all such restrictions, except for any restrictions that may be imposed by law.

(ii)
Restricted Stock Units. Upon expiration or earlier termination of the restricted period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under Section 7(g), the restrictions applicable to the Restricted Stock Units shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 13 (regarding tax withholding), but no later than ninety (90) days following such event the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, (1) a cash payment equal to the number of Restricted Stock Units as to which such restrictions have lapsed multiplied by the Fair Market Value of a share of Common Stock as of the date the restrictions lapsed, (2) solely in the Committee’s discretion, one or more share certificates registered in the name of the Participant, for the appropriate number of shares of Common Stock, or a statement from the Company representing that such shares have been issued, are in book entry form and are free of all restrictions, except for any restrictions that may be imposed by law, or (3) any combination of cash and shares of Common Stock.

(f)
Forfeiture. Restricted Stock shall be forfeited and returned to the Company, and Restricted Stock Units shall be forfeited, and all rights of the Participant with respect to such Restricted Stock or Restricted Stock Units shall terminate unless the Participant continues in the service of the Company, a Subsidiary or an Affiliate until the expiration of the restricted period for such Restricted Stock or Restricted Stock Unit Award and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the restricted period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock or Restricted Stock Unit Award, which shall be set forth in the Award Agreement.

(g)
Committee Discretion. Notwithstanding anything contained in this Section 7 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including, but not limited to, the death, Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Stock or Restricted Stock Units) as the Committee shall deem appropriate.

Section 8. Performance Awards and Incentive Awards
(a)
Performance Goals. Notwithstanding anything else contained in the Plan to the contrary, the Committee may determine on the Date of Grant, that any Restricted Stock or Restricted Stock Unit granted to a Participant shall be a Performance Award and shall vest only upon the determination by the Committee that Performance Goals established by the Committee have been attained, in whole or in part. Such performance goals, the business criteria upon which they are based, and the weights or other formulas to be applied to any such business criteria shall be set forth in writing by the Committee. A “Performance Goal” means a performance objective that is stated with respect to one or more of the following business criteria, either individually or in combination, applied to the Participant or to the Company, a Subsidiary or an Affiliate as a whole or to individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (iv) return on equity, (v) total stockholder return, (vi) return on capital, (vii) return on assets or net assets, (viii) revenue, (ix) income or net income, (x) operating income or net operating income, (xi) operating profit or net operating profit, (xii) operating margin, (xiii) return on operating revenue, (xiv) customer satisfaction, (xv) market share, (xvi) expenses, (xvii) credit rating, (xviii) mergers and acquisitions or divestitures, (xix) product development, (xx) intellectual property, (xxi) manufacturing, production or inventory, (xxii) price/earnings ratio, (xxiii) liquidity, (xxiv) financings, (xxv) cash, (xxvi) cost of goods sold, (xxvii) economic value added, (xxviii) accounts receivable, (xxix) number of customers and (xxx) gross profit margin. The Participant’s rights in the Performance Award shall become exercisable, transferable or nonforfeitable only to the extent that the Committee certifies in writing that such objectives have been achieved. A Performance Goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing Performance Goals, the Committee may exclude any or all special, unusual or extraordinary items as determined under U.S. generally accepted accounting principles, including, without limitation, the charges or cost associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes. The Committee may also adjust Performance Goals as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine.
(b)
Maximum Performance Award. The maximum, aggregate amount that can be awarded to any one Participant pursuant to Performance Awards in one (1) Plan Year is five hundred thousand (500,000) shares of Common Stock.

(c)
Incentive Awards. The Committee shall designate Participants to whom Incentive Awards are made for incentive compensation opportunities. All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee.

(d)
Terms And Conditions Of Incentive Awards. The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or a Subsidiary or Affiliate, or that the Company, a Subsidiary or Affiliate, or the Participant attain stated objectives or goals, including objectives stated with respect to Performance Goals as a condition to earning an Incentive Award. The period for determining whether such requirements are satisfied shall be at least one year. The maximum, aggregate amount that can be awarded to any one Participant for Incentive Awards denominated in shares of Common Stock in one Plan Year is five hundred thousand (500,000) shares of Common Stock and the maximum, aggregate amount that can be awarded to any one Participant under one or more Incentive Awards denominated in cash in one Plan Year is three million five hundred thousand dollars ($3,500,000).

(e)	Incentive Awards not subject to Liability. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
(f)
Settlement of Incentive Awards. An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash of Common Stock, as determined by the Committee.

(g)
Stockholder Rights. No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Stock.

(h)
Employee Status for Performance Awards and Incentive Awards. Notwithstanding Section 1(ff), if the terms of an Incentive Award or a Performance Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

Section 9. Change in Control
(a)	“Change in Control” means:
(i)
the Company is merged into or consolidated with another corporation or other entity and as a result of such merger or consolidation less than seventy percent (70%) of the combined voting power of the outstanding voting securities of the surviving or resulting corporation or other entity shall, after giving effect to such merger or consolidation, be “beneficially owned” (within the meaning of Sections 13(d) and 14(d) of Exchange Act) in the aggregate, directly or indirectly, by the former stockholders of the Company (excluding from such computation any such securities beneficially owned, directly or indirectly, by “affiliates” of the Company as defined in Rule 12b-2 under the Exchange Act and such securities so beneficially owned, directly or indirectly, by a party to such merger or consolidation), provided however, that Company securities acquired directly from the Company shall be disregarded for this purpose,

(ii)	the Company shall sell all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary),
(iii)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, provided however, that Company securities acquired directly from the Company shall be disregarded for this purpose,

(iv)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), (iii) or (v) of this Section 9(a) and other than a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board, or

(v)	the Company shall become subject for any reason to a voluntary or involuntary dissolution or liquidation.
In addition, if a Change in Control (as defined in clauses (i), (ii), (iii), (iv) or (v) above) constitutes a payment event with respect to any Stock Option, Stock Appreciation Right, Performance Award, Restricted Stock Unit award, Incentive Award or Restricted Stock that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in clause (i), (ii), (iii), (iv) or (v) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(b)
“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

(c)
Impact Of Change In Control. Unless an outstanding award is assumed in accordance with Section 9(d) and notwithstanding any other provision of the Plan, upon a Control Change Date, the Committee is authorized to, and in its discretion, may provide that (i) a Stock Option and Stock Appreciation Right shall be fully exercisable thereafter, (ii) Restricted Stock will become transferable and nonforfeitable thereafter, (iii) Restricted Stock Units shall be earned in their entirety and converted into transferable and nonforfeitable Restricted Stock, (iv) the performance goals to which the vesting of Performance Awards are subject shall be deemed to be met at target, such that Performance Awards immediately become fully vested, and (v) an Incentive Award shall be earned, in whole or in part, in accordance with the terms of the applicable Agreement.

(d)
Assumption Upon Change In Control. In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Stock Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the exercise price in the case of Stock Options and Stock Appreciation Rights) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

(e)
Cash-Out Upon Change In Control. Unless an outstanding award is assumed in accordance with Section 9(d), in the event of a Change in Control the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Stock Option, Stock Appreciation Right, Performance Award, Incentive Award, award of Restricted Stock and Restricted Stock Unit shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by Company stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by Company stockholders in the Change in Control exceeds the Stock Option exercise price in the case of a Stock Option and Stock Appreciation Right, or (ii) the price per share received by stockholders for each share of Common Stock subject to an award of Restricted Stock or Restricted Stock Units or an Incentive Award.

Section 10. Transferability; Successors
Awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Any act in violation of this Section 10 shall be void. Notwithstanding the foregoing, the Committee may permit further transferability of Awards other than Incentive Stock Options, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.
The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving Common Stock of the Corporation pursuant to the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.
Section 11. Amendments and Termination
The Board may amend, alter or discontinue the Plan at any time, provided that (i) no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant in respect of any outstanding Award hereunder without such Participant’s prior consent; and (ii) an amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Committee or required by applicable law or stock exchange listing requirements.
Subject to the above provisions, the Board shall have broad authority to amend the Plan to take in to account changes in applicable securities and tax laws and accounting rules, as well as other developments.
Section 12. Company’s Right to Terminate Retention; Exclusivity
Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements or modifying existing compensation arrangements for Participants, subject to stockholder approval if such approval is required by applicable statute, rule or regulation; and such arrangements either may be generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor a grant to a Participant of any Award shall confer upon any Participant any right to continued employment or service with the Company.
Section 13. Tax Withholding
The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local or other applicable taxes (including the

Participant’s FICA obligation or other social taxes) required by law to be withheld (collectively, the “Withholding Tax Obligation”) (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the exercise of a Stock Option or Stock Appreciation Right, or (iii) otherwise due in connection with an Award.
At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company any amount that the Company may reasonably determine to be necessary to satisfy the Withholding Tax Obligation. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to elect to satisfy the Withholding Tax Obligation, in whole or in part, by (a) paying the Company cash; (b) having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction; and/or (c) tendering previously acquired, unencumbered shares of Common Stock having an aggregate Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing (including by electronic mail), and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
If the Participant fails to make an election with respect to the method by which the Withholding Tax Obligation shall be satisfied or fails to pay the Withholding Tax Obligation, in whole or in part, by means of the elected method, the Company may cause the Withholding Tax Obligation to be satisfied by the Company withholding shares of Common Stock otherwise deliverable in connection with the Award that have a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.
Section 14. Choice of Law
The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
Section 15. Governmental and Other Regulations and Restrictions
(a)
In General. The issuance by the Company of any shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

(b)
Registration of Shares. The Company shall use its reasonable commercial efforts to cause the shares of Common Stock issuable in connection with this Plan to be registered under the Securities Act of 1933, as amended (the “Securities Act”), but shall otherwise be under no obligation to register any shares of Common Stock issued under the Plan under the Securities Act or otherwise. If, at the time any shares of Common Stock are issued pursuant to the Plan, there shall not be on file with the Securities and Exchange Commission an effective Registration Statement under the Securities Act covering such shares of Common Stock, the Participant to whom such shares are to be issued will execute and deliver to the Company upon receipt by him or her of any such shares an undertaking, in form and substance satisfactory to the Company, that (i) such Participant has had access or will, by reason of such person’s employment or service with the Company, or otherwise, have access to sufficient information concerning the Company to enable him or her to evaluate the merits and risks of the acquisition of shares of the Company’s Common Stock pursuant to the Plan, (ii) such Participant has such knowledge and experience in financial and business matters that such person is capable of evaluating such acquisition, (iii) it is the intention of such Participant to acquire and hold such shares for investment and not for the resale or distribution thereof, (iv) such Participant will comply with the Securities Act and the Exchange Act with respect to such shares, and (v) such Participant will indemnify the Company for any cost, liability and expense that the Company may sustain by reason of any violation of the Securities Act or the Exchange Act occasioned by any act or omission on his or her part with respect to such shares.

(c)
Resale of Shares. Without limiting the generality of Section 10, shares of Common Stock acquired pursuant to the Plan shall not be sold, transferred or otherwise disposed of unless and until (i) such shares shall have been registered by the Company under the Securities Act, (ii) the Company shall have received either a “no action” letter from the Securities and Exchange Commission or an opinion of counsel acceptable to the Company to the effect that such sale, transfer or other disposition of the shares may be effected without such registration, or (iii) such sale, transfer or disposition of the shares is made pursuant to Rule 144 of the General Rules and Regulations promulgated under the Securities Act, as the same may from time to time be in effect, and the Company shall have received an opinion of counsel acceptable to the Company to such effect.
(d)
Legend on Certificates. The Company may require that any certificate evidencing shares issued pursuant to the Plan bear a restrictive legend and be subject to stop-transfer orders or other actions, intended to effect compliance with the Securities Act or any other applicable regulatory measure.

Section 16. Election With Respect to Restricted Property
A Participant who receives an award of Restricted Stock including Restricted Stock granted as a Performance Award (but not Restricted Stock Units) shall be entitled to make, at his or her discretion, within thirty (30) days of receipt of such restricted property and in accordance with applicable laws and regulations, the election provided for under Section 83(b) of the Code to be taxed on the fair market value of such restricted property at the time it is received. Participants should consult their individual tax advisors as to the tax consequences to them of the election under Section 83(b).
Section 17. Section 409A
The Plan is intended to provide either stock-based compensation that is not governed by Section 409A or for the deferral of compensation pursuant to a nonqualified deferred compensation plan that complies with the requirements of Section 409A. With respect to any Awards granted under this Plan that provide for the deferral of compensation that is governed by Section 409A, the Plan shall be interpreted in a manner consistent with Section 409A and in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s “separation from service” as defined in Section 409A shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s “separation from service” (or the Participant’s death, if earlier). In addition, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A and the regulations promulgated thereunder. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
Section 18. Dividend Equivalents
For any Restricted Stock Units granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to provide for the payment of dividend equivalents to the Participant in connection with such Award or to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm the terms of such arrangement. For purposes of payment of dividend equivalents or settlement of any Dividend Equivalent Account, the amount to be paid or otherwise settled (if expressed in cash) shall be rounded to the nearest cent ($0.01). If a Dividend Equivalent Account is established, the following terms shall apply:
(i)
Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount (expressed either in cash or shares of Common Stock of equivalent Fair Market Value) equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(ii)
Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(iii)
Dividend equivalents and amounts credited to a Dividend Equivalent Account with respect to any Performance Award or Restricted Stock Unit shall be distributed only when, and to the extent that, the underlying Award is earned.

(iv)
Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying the Award may not be contingent, directly or indirectly, on the exercise of the Award, and any Award providing a right to dividend equivalents must comply with or qualify for an exemption from Section 409A.

Section 19. Cancellation and Rescission of Awards
The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired Award at any time if a Participant engages in “Detrimental Activity.”
Section 20. Certain Reduction of Parachute Payments
The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 20, the Parachute Payments will be reduced pursuant to this Section 20 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.
The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.
The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.
The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.
As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 20, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 20 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 20 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.
For purposes of this Section 20, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Section 20, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 20, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.
Nothing in this Section 20 shall limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.
Section 21. Return of Awards; Repayment
Each Award granted under this Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any Company recoupment or “clawback” policy as in effect on the date that the payment was made, on the date the award was granted or the date the Stock Option or Stock Appreciation Right was exercised or the date any Restricted Stock, Restricted Stock Unit or Performance Award or Incentive Award became vested or earned.
Section 22. Term of Plan
This Plan shall be effective upon its approval by the stockholders of the Company (the “Effective Date”). It shall continue in effect until ~~May 18, 2030~~ February 14, 2032, the day before the tenth anniversary of date of Board adoption. Awards granted on or before that date shall remain valid in accordance with their terms, notwithstanding the expiration of the Plan.

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D76064-P68049 KEEP THIS PORTION FOR YOUR RECORDS

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3D SYSTEMS CORPORATION

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Malissia R. Clinton	☐	☐	☐
1b. William E. Curran	☐	☐	☐
1c. Claudia N. Drayton	☐	☐	☐
1d. Thomas W. Erickson	☐	☐	☐
1e. Jeffrey A. Graves	☐	☐	☐
1f. Jim D. Kever	☐	☐	☐
1g. Charles G. McClure, Jr.	☐	☐	☐
1h. Kevin S. Moore	☐	☐	☐
1i. Vasant Padmanabhan	☐	☐	☐
1j. John J. Tracy	☐	☐	☐

	For	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation paid to the Company's named executive officers;	☐	☐	☐
3. Approval of the amendment and restatement of the 2015 Incentive Plan, which would, among other things, increase the number of shares reserved for issuance thereunder;	☐	☐	☐
4. Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D76065-P68049

Proxy - 3D SYSTEMS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF 3D SYSTEMS CORPORATION

The undersigned hereby appoints Charles G. McClure, Jr. and Andrew M. Johnson, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and, to vote the shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of 3D Systems Corporation (the "2022 Annual Meeting") to be held at 2:30 p.m. Eastern Daylight Time, on May 24, 2022 via live audio webcast and at any adjournments or postponements thereof.

THE PROXY HOLDERS WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A BOARD RECOMMENDATION ON ANY SUCH OTHER PROPER MATTERS, IN THE PROXY HOLDERS' DISCRETION.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2022 Annual Meeting and any adjournments or postponements thereof and acknowledges receipt of 3D Systems Corporation's Proxy Statement dated April 11, 2022 and Notice for the 2022 Annual Meeting.

This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the Election of all Director Nominees, FOR Proposals 2, 3 and 4, and as recommended by the Board of Directors on any other matters that may come before the 2022 Annual Meeting or any adjournments or postponements thereof or, in the absence of a board recommendation on any such other proper matters, in the proxy holders' discretion.

Continued and to be signed on reverse side